Ellington Credit Company N-2

Exhibit 99.(k)(5)

COMMON SHARE PURCHASE AGREEMENT

Dated as of April 16, 2026

by and among

CITIZENS JMP SECURITIES, LLC,

ELLINGTON CREDIT COMPANY,

ELLINGTON CREDIT COMPANY MANAGEMENT LLC

and

ELLINGTON CREDIT COMPANY ADMINISTRATION LLC

i

Section 11.14.	Publicity	45
Section 11.15.	Severability	45
Section 11.16.	Further Assurances	45
Section 11.17.	Acknowledgement Regarding Relationship with Investor	46
Section 11.18.	Investor’s Affiliate Relationships	46

COMMON SHARE PURCHASE AGREEMENT

This COMMON SHARE PURCHASE AGREEMENT is made and entered into as of April 16, 2026 (this “Agreement”), by and among Citizens JMP Securities, LLC, a Delaware limited liability company (the “Investor”), Ellington Credit Company, a Delaware statutory trust (the “Fund”), Ellington Credit Company Management LLC, a Delaware limited liability company (the “Adviser”), and Ellington Credit Company Administration LLC, a Delaware limited liability company (the “Administrator”).

RECITALS

WHEREAS, the parties desire that, upon the terms and subject to the conditions and limitations set forth herein, the Fund may issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Fund, up to the lesser of (i) $35,000,000 in aggregate gross purchase price of newly issued shares of the Fund’s common shares of beneficial interest, no par value (the “Common Shares”), and (ii) the Exchange Cap (to the extent applicable under Section 3.4);

WHEREAS, such sales of Common Shares by the Fund to the Investor will be made in reliance upon the provisions of Section 4(a)(2) of the Securities Act (“Section 4(a)(2)”) and Rule 506(b) of Regulation D promulgated by the Commission under the Securities Act (“Regulation D”), and upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the sales of Common Shares to the Investor to be made hereunder;

WHEREAS, the parties hereto are concurrently entering into a Registration Rights Agreement in the form attached as Exhibit A hereto (the “Registration Rights Agreement”), pursuant to which the Fund shall register the resale of the Registrable Securities (as defined in the Registration Rights Agreement), upon the terms and subject to the conditions set forth therein; and

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

Article I
ARTICLE I DEFINITIONS

Capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Annex I hereto, and hereby made a part hereof, or as otherwise set forth in this Agreement.

Article II
PURCHASE AND SALE OF COMMON SHARES

Section 2.1.         Purchase and Sale of Stock.  In consideration of and in express reliance upon the representations, warranties and covenants contained in, and upon the terms and subject to the conditions of, this Agreement, the Fund, at its sole option and discretion, shall have the right, but not the obligation, to issue and sell to the Investor, and the Investor shall purchase from the Fund, up to the lesser of (i) $35,000,000 (the “Total Commitment”) in aggregate gross purchase price of duly authorized, validly issued, fully paid and non- assessable Common Shares and (ii) the Exchange Cap, to the extent applicable under Section 3.4 (such lesser amount of Common Shares, the “Aggregate Limit”), by the delivery to the Investor of VWAP Purchase Notices and Intraday VWAP Purchase Notices as provided in Article III.

Section 2.2.          Closing.  The Closing shall take place at the offices of Duane Morris LLP, 1540 Broadway, New York, NY 10036, at 9:00 a.m., New York City time, on the Closing Date.

Section 2.3.         Initial Public Announcements and Required Filings.  The Investor covenants that until such time as the transactions contemplated by this Agreement and the Registration Rights Agreement are publicly disclosed by the Fund as described in this Section 2.3, the Investor shall maintain the confidentiality of all disclosures made to it in connection with the transactions contemplated by the Transaction Documents (including the existence and terms of the transactions contemplated thereby), except that the Investor may disclose the terms of such transactions to its financial, accounting, legal and other advisors (provided that the Investor directs such Persons to maintain the confidentiality of such information). Not later than 15 calendar days following the Closing Date, the Fund shall file a Form D with respect to the issuance and sale of the Shares in accordance with Regulation D and shall provide a copy thereof to the Investor promptly after such filing.

Article III
PURCHASE TERMS

Subject to the satisfaction of the conditions set forth in Article VII, the parties agree as follows:

Section 3.1.         VWAP Purchases.  Upon the initial satisfaction of all of the conditions set forth in Section 8.2 (the “Commencement” and the date of initial satisfaction of all of such conditions, the “Commencement Date”) and from time to time thereafter, subject to the satisfaction of all of the conditions set forth in Section 8.3, the Fund, at its sole option and discretion, shall have the right, but not the obligation, to direct the Investor, by its timely delivery to the Investor of a VWAP Purchase Notice for a VWAP Purchase on the applicable Purchase Date therefor, to purchase a specified VWAP Purchase Share Amount, which shall not exceed the applicable VWAP Purchase Maximum Amount, at the applicable VWAP Purchase Price therefor on such Purchase Date in accordance with this Agreement (each such purchase, a “VWAP Purchase”), specifying in such VWAP Purchase Notice (a) the VWAP Purchase Percentage for such VWAP Purchase and (b) whether a Limit Order Continue Election or a Limit Order Discontinue Election shall apply to such VWAP Purchase, on the applicable Purchase Date therefor, to purchase a specified VWAP Purchase Share Amount, which shall not exceed the applicable VWAP Purchase Maximum Amount, at the applicable VWAP Purchase Price therefor on such Purchase Date in accordance with this Agreement. The Fund may timely deliver to the Investor a VWAP Purchase Notice for a VWAP Purchase on any Trading Day selected by the Fund as the Purchase Date for such VWAP Purchase, so long as (i) the Closing Sale Price of the Common Shares on the Trading Day immediately preceding such Purchase Date is not less than the Threshold Price, and (ii) the Fund shall have instructed the Transfer Agent to deliver all Shares subject to all prior VWAP Purchases and Intraday VWAP Purchases (as applicable) pursuant to this Agreement to the Investor as DWAC Shares prior to the Fund’s delivery to the Investor of such VWAP Purchase Notice for such VWAP Purchase on such Purchase Date. The Investor is obligated to accept each VWAP Purchase Notice prepared and delivered by the Fund in accordance with the terms of and subject to the satisfaction of the conditions contained in this Agreement. If the Fund delivers any VWAP Purchase Notice directing the Investor to purchase a VWAP Purchase Share Amount in excess of the applicable VWAP Purchase Maximum Amount that the Fund is then permitted to include in such VWAP Purchase Notice (taking into account the VWAP Purchase Percentage specified by the Fund in the applicable VWAP Purchase Notice for such VWAP Purchase), such VWAP Purchase Notice shall be void ab initio to the extent of the amount by which the VWAP Purchase Share Amount set forth in such VWAP Purchase Notice exceeds such applicable VWAP Purchase Maximum Amount, and the Investor shall have no obligation to purchase, and shall not purchase, such excess Shares pursuant to such VWAP Purchase Notice; provided, however, that the Investor shall remain obligated to purchase the applicable VWAP Purchase Maximum Amount pursuant to such VWAP Purchase. At or prior to 5:30 p.m., New York City time, on the Purchase Date for each VWAP Purchase, the Investor shall provide to the Fund, by email correspondence to each of the individual notice recipients of the Fund set forth in the applicable VWAP Purchase Notice, a written confirmation for such VWAP Purchase, setting forth the applicable VWAP Purchase Price per Share to be paid by the Investor for the Shares purchased by the Investor in such VWAP Purchase, and the total aggregate VWAP Purchase Price to be paid by the Investor for the total VWAP Purchase Share Amount purchased by the Investor in such VWAP Purchase. Notwithstanding the foregoing, the Fund shall not deliver any VWAP Purchase Notices to the Investor during the PEA Period.

Section 3.2.         Intraday VWAP Purchases.  Upon the initial satisfaction of all of the conditions set forth in Section 8.2 on the Commencement Date and from time to time thereafter, subject to the satisfaction of all of the conditions set forth in Section 8.3, in addition to VWAP Purchases as described in Section 3.1, the Fund shall also have the right, but not the obligation, to direct the Investor, by its timely delivery to the Investor of an Intraday VWAP Purchase Notice on the applicable Purchase Date therefor, to purchase a specified Intraday VWAP Purchase Share Amount, which shall not exceed the applicable Intraday VWAP Purchase Maximum Amount, at the applicable Intraday VWAP Purchase Price therefor on such Purchase Date in accordance with this Agreement (each such purchase, an “Intraday VWAP Purchase”), specifying in such Intraday VWAP Purchase Notice (a) the Intraday VWAP Purchase Percentage for such Intraday VWAP Purchase and (b) whether a Limit Order Continue Election or a Limit Order Discontinue Election shall apply to such Intraday VWAP Purchase, on the applicable Purchase Date therefor, to purchase a specified Intraday VWAP Purchase Share Amount, which shall not exceed the applicable Intraday VWAP Purchase Maximum Amount, at the applicable Intraday VWAP Purchase Price therefor on such Purchase Date in accordance with this Agreement. The Fund may timely deliver to the Investor an Intraday VWAP Purchase Notice for an Intraday VWAP Purchase on any Trading Day selected by the Fund as the Purchase Date for such Intraday VWAP Purchase, so long as (i) the Closing Sale Price of the Common Shares on the Trading Day immediately preceding such Purchase Date is not less than the Threshold Price and (ii) the Fund shall have instructed the Transfer Agent to deliver all Shares subject to all prior VWAP Purchases and Intraday VWAP Purchases (as applicable) pursuant to this Agreement to the Investor as DWAC Shares prior to the Fund’s delivery to the Investor of such Intraday VWAP Purchase Notice for such Intraday VWAP Purchase on such Purchase Date. The Investor is obligated to accept each Intraday VWAP Purchase Notice prepared and delivered by the Fund in accordance with the terms of and subject to the satisfaction of the conditions contained in this Agreement. If the Fund delivers any Intraday VWAP Purchase Notice directing the Investor to purchase an Intraday VWAP Purchase Share Amount in excess of the applicable Intraday VWAP Purchase Maximum Amount that the Fund is then permitted to include in such Intraday VWAP Purchase Notice (taking into account the Intraday VWAP Purchase Percentage specified by the Fund in the applicable Intraday VWAP Purchase Notice for such Intraday VWAP Purchase), such Intraday VWAP Purchase Notice shall be void ab initio to the extent of the amount by which the Intraday VWAP Purchase Share Amount set forth in such Intraday VWAP Purchase Notice exceeds such applicable Intraday VWAP Purchase Maximum Amount, and the Investor shall have no obligation to purchase, and shall not purchase, such excess Shares pursuant to such Intraday VWAP Purchase Notice; provided, however, that the Investor shall remain obligated to purchase the applicable Intraday VWAP Purchase Maximum Amount pursuant to such Intraday VWAP Purchase. At or prior to 5:30 p.m., New York City time, on the Purchase Date on which one or more Intraday VWAP Purchases shall have occurred, the Investor shall provide to the Fund, by email correspondence to each of the individual notice recipients of the Fund set forth in the applicable Intraday VWAP Purchase Notice, a written confirmation for each such Intraday VWAP Purchase, setting forth the applicable Intraday VWAP Purchase Price per Share to be paid by the Investor for the Shares purchased by the Investor in such Intraday VWAP Purchase, and the total aggregate Intraday VWAP Purchase Price to be paid by the Investor for the total Intraday VWAP Purchase Share Amount purchased by the Investor in such Intraday VWAP Purchase. Notwithstanding the foregoing, the Fund shall not deliver any Intraday VWAP Purchase Notices to the Investor during the PEA Period.

Section 3.3.         Settlement.  The Shares constituting the applicable VWAP Purchase Share Amount purchased by the Investor in each VWAP Purchase, and the Shares constituting the applicable Intraday VWAP Purchase Share Amount purchased by the Investor in each Intraday VWAP Purchase (as applicable), in each case shall be delivered to the Investor as DWAC Shares not later than 10:00 a.m., New York City time, on the Trading Day immediately following the Purchase Date for such VWAP Purchase and for each such Intraday VWAP Purchase (as applicable) (the “Purchase Share Delivery Date”). For (a) each VWAP Purchase, the Investor shall pay to the Fund an amount in cash equal to the product of (1) the total number of Shares purchased by the Investor in such VWAP Purchase and (2) the applicable VWAP Purchase Price for such Shares, as full payment for such Shares purchased by the Investor in such VWAP Purchase, and (b) each Intraday VWAP Purchase, the Investor shall pay to the Fund an amount in cash equal to the product of (1) the total number of Shares purchased by the Investor in such Intraday VWAP Purchase and (2) the applicable Intraday VWAP Purchase Price for such Shares, as full payment for such Shares purchased by the Investor in such Intraday VWAP Purchase, in each case via wire transfer of immediately available funds, not later than 5:00 p.m., New York City time, on the Trading Day immediately following the applicable Purchase Share Delivery Date for such VWAP Purchase and for each such Intraday VWAP Purchase (as applicable), provided the Investor shall have timely received, as DWAC Shares, all of such Shares purchased by the Investor in such VWAP Purchase and Intraday VWAP Purchase (as applicable) on such Purchase Share Delivery Date in accordance with the first sentence of this Section 3.3, or, if any of such Shares are received by the Investor after 1:00 p.m., New York City time, then the Fund’s receipt of such funds in its designated account may occur on the Trading Day next following the Trading Day on which the Investor shall have received all of such Shares as DWAC Shares, but not later than 5:00 p.m., New York City time, on such next Trading Day. If the Fund or the Transfer Agent shall fail for any reason to deliver to the Investor, as DWAC Shares, any Shares purchased by the Investor in a VWAP Purchase or an Intraday VWAP Purchase prior to 5:00 p.m., New York City time, on the Trading Day immediately following the applicable Purchase Share Delivery Date for such VWAP Purchase and for each such Intraday VWAP Purchase (as applicable), and if on or after such Trading Day the Investor purchases (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by the Investor of such Shares that the Investor anticipated receiving from the Fund on such Purchase Share Delivery Date in respect of such VWAP Purchase or such Intraday VWAP Purchase (as applicable), then the Fund shall, within one (1) Trading Day after the Investor’s request, either (i) pay cash to the Investor in an amount equal to the Investor’s total purchase price (including brokerage commissions, if any) for the Common Shares so purchased (the “Cover Price”), at which point the Fund’s obligation to deliver such Shares as DWAC Shares shall terminate, or (ii) promptly honor its obligation to deliver to the Investor such Shares as DWAC Shares and pay cash to the Investor in an amount equal to the excess (if any) of the Cover Price over the total purchase price paid by the Investor pursuant to this Agreement for all of the Shares purchased by the Investor in such VWAP Purchase or such Intraday VWAP Purchase (as applicable). If any issuance would result in the issuance of a fraction of a Common Shares, the Fund shall round such fraction of a Common Share up or down to the nearest whole share. All payments to be made by the Investor pursuant to this Agreement, net of any deductions pursuant to Section 11.1(ii), shall be made by wire transfer of immediately available funds to such account as the Fund may from time to time designate by written notice to the Investor in accordance with the provisions of this Agreement.

Section 3.4.          Compliance with Rules of Trading Market.

(a)           Exchange Cap.  Subject to Section 3.4(b), the Fund shall not issue or sell any Common Shares pursuant to this Agreement, and the Investor shall not purchase or acquire any Common Shares pursuant to this Agreement, to the extent that after giving effect thereto, the aggregate number of Common Shares that would be issued pursuant to this Agreement and the transactions contemplated hereby would exceed 7,500,000 Common Shares (such number of shares equal to 19.99% of the number of Common Shares issued and outstanding immediately prior to the execution of this Agreement), which number of shares shall be reduced, on a share-for-share basis, by the number of Common Shares issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by this Agreement under applicable rules of the Trading Market (such maximum number of Common Shares, the “Exchange Cap”), unless the Fund’s stockholders have approved the issuance of Common Shares pursuant to this Agreement in excess of the Exchange Cap in accordance with the applicable rules of the Trading Market.

(b)          At-Market Transaction.  Notwithstanding Section 3.4(a) above, Common Shares sold pursuant to this Agreement shall not be included in the calculation of the Exchange Cap, solely to the extent that (and only for so long as) the price per share in such transaction shall equal or exceed the Base Price. The parties acknowledge and agree that the Minimum Price used to determine the Base Price hereunder represents the lower of: (i) the Official Closing Price of the Common Shares on the Trading Market immediately preceding the delivery by the Fund of a VWAP Purchase Notice or an Intraday VWAP Purchase Notice (as applicable) under this Agreement and (ii) the average Official Closing Price for the five (5) consecutive Trading Days immediately preceding the delivery by the Fund of a VWAP Purchase Notice or an Intraday VWAP Purchase Notice (as applicable) under this Agreement.

(c)           General.  The Fund shall not issue or sell any Common Shares pursuant to this Agreement if such issuance or sale would reasonably be expected to result in (a) a violation of the Securities Act or (b) a breach of the rules of the Trading Market. The provisions of this Section 3.4 shall be implemented in a manner otherwise than in strict conformity with the terms of this Section 3.4 only if necessary to ensure compliance with the Securities Act and the applicable rules of the Trading Market.

Section 3.5.         Beneficial Ownership Limitation.  Notwithstanding anything to the contrary contained in this Agreement, the Investor shall not be required to purchase or acquire any Common Shares under this Agreement that would result in the Investor and its affiliates directly or indirectly owning, controlling, or having the power to vote more than 4.99% of any class of the Fund’s outstanding voting securities, nor owning or controlling one third or more of the total equity of the Fund (as calculated in accordance with the Federal Reserve Board’s definition of “control” as set forth in Regulation Y, 12 CFR part 225, as such may be amended from time to time) (the “Beneficial Ownership Limitation”). Upon the written request of the Investor, the Fund shall promptly (but not later than the next business day on which the Transfer Agent is open for business) confirm orally or in writing to the Investor the number of Common Shares then outstanding. The Investor and the Fund shall each cooperate in good faith in the determinations required under this Section 3.5 and the application of this Section 3.5. The Investor’s written certification to the Fund of the applicability of the Beneficial Ownership Limitation, and the resulting effect thereof hereunder at any time, shall be conclusive with respect to the applicability thereof and such result absent manifest error. The provisions of this Section 3.5 shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3.5 to the extent necessary to properly give effect to the limitations contained in this Section 3.5 in furtherance of the Investor’s compliance with the requirements and limitations set forth in Section4(c)(6) of the Bank Holding Company Act of 1956, as amended, and its implementing regulations.

Article IV
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR

The Investor hereby makes the following representations, warranties and covenants to the Fund:

Section 4.1.          Organization and Standing of the Investor.  The Investor is a limited liability Fund duly organized, validly existing and in good standing under the laws of the State of Delaware.

Section 4.2.          Authorization and Power.  The Investor has the requisite limited liability Fund power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement and to purchase or acquire the Shares in accordance with the terms hereof. The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary limited liability Fund action, and no further consent or authorization of the Investor, its officers is required. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by the Investor and constitutes a valid and binding obligation of the Investor enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies).

Section 4.3.          No Conflicts.  The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement and the consummation by the Investor of the transactions contemplated hereby and thereby do not and shall not (i) result in a violation of such Investor’s certificate of formation, limited liability Fund agreement or other applicable organizational instruments, (ii) conflict with, constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Investor is a party or is bound, (iii) create or impose any lien, charge or encumbrance on any property of the Investor under any agreement or any commitment to which the Investor is party or under which the Investor is bound or under which any of its properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, or regulation, or any order, judgment or decree of any Governmental Authority applicable to the Investor or by which any of its properties or assets are bound or affected, except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, prohibit or otherwise interfere with, in any material respect, the ability of the Investor to enter into and perform its obligations under this Agreement and the Registration Rights Agreement. The Investor is not required under any applicable federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any Governmental Authority in order for it to execute, deliver or perform any of its obligations under this Agreement and the Registration Rights Agreement or to purchase or acquire the Shares in accordance with the terms hereof; provided, however, that for purposes of the representation made in this sentence, the Investor is assuming and relying in part upon the accuracy of the relevant representations and warranties and the compliance with the relevant covenants and agreements of the Fund in the Transaction Documents to which it is a party.

Section 4.4.         Investment Purpose.  The Investor is acquiring the Shares for its own account, for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, in violation of the Securities Act; provided, however, that by making the representations herein, the Investor does not agree, or make any representation or warranty, to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with, or pursuant to, a registration statement filed pursuant to the Registration Rights Agreement or an applicable exemption under the Securities Act. The Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to sell or distribute any of the Shares. The Investor is acquiring the Shares hereunder in the ordinary course of its business.

Section 4.5.          Accredited Investor Status.  The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

Section 4.6.         Reliance on Exemptions. The Investor understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Fund is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Shares.

Section 4.7.         Information.  All materials relating to the business, financial condition, management and operations of the Fund and materials relating to the offer and sale of the Shares which have been requested by the Investor have been furnished or otherwise made available to the Investor or its advisors, including the Commission Documents. The Investor understands that its investment in the Shares involves a high degree of risk. The Investor is able to bear the economic risk of an investment in the Shares and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of a proposed investment in the Shares. The Investor and its advisors have been afforded the opportunity to ask questions of and receive answers from representatives of the Fund concerning the financial condition and business of the Fund and other matters relating to an investment in the Shares. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Fund’s representations and warranties contained in this Agreement or in any other Transaction Document to which the Fund is a party or the Investor’s right to rely on any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby (including the opinions of the Fund’s counsel delivered pursuant to Section 8.2(xv)). The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares. The Investor understands that it (and not the Fund) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement.

Section 4.8.         No Governmental Review.  The Investor understands that no United States federal or state agency or any other government or Governmental Authority has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of an investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

Section 4.9.          No General Solicitation.  The Investor is not purchasing or acquiring the Shares as a result of any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares.

Section 4.10.       Not an Affiliate.  The Investor is not an officer, director or an Affiliate of the Fund. As of the date of this Agreement, the Investor and its Affiliates do not beneficially own any Common Shares or securities exercisable for or convertible into Common Shares. During the Investment Period, the Investor will not acquire for its own account any Common Shares or securities exercisable for or convertible into Common Shares, other than pursuant to this Agreement; provided, however, that nothing in this Agreement shall prohibit or be deemed to prohibit the Investor from purchasing, in an open market transaction or otherwise, Common Shares necessary to make delivery by the Investor in satisfaction of a sale by the Investor of Shares that the Investor anticipated receiving from the Fund in connection with the settlement of a VWAP Purchase or an Intraday VWAP Purchase (as applicable) if the Fund or the Transfer Agent shall have failed for any reason (other than a failure of the Investor or its Broker-Dealer to set up a DWAC and required instructions) to electronically transfer all of the Shares subject to such VWAP Purchase or such Intraday VWAP Purchase (as applicable) to the Investor on the applicable Purchase Share Delivery Date by crediting the Investor’s or its designated Broker-Dealer’s account at DTC through its DWAC delivery system in compliance with Section 3.3 of this Agreement. For the avoidance of doubt, the foregoing restriction does not apply to any Affiliate of the Investor, provided that any such purchases do not cause the Investor to violate any applicable Exchange Act requirement, including Regulation M.

Section 4.11.       No Prior Short Sales. At no time prior to the date of this Agreement has the Investor, its sole member, any of their respective officers or any entity managed or controlled by the Investor or its sole member engaged in or effected, in any manner whatsoever, directly or indirectly, for its own principal account or for the principal account of any of its Affiliates, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Shares or (ii) hedging transaction, which establishes a net short position with respect to the Common Shares that remains in effect as of the date of this Agreement.

Section 4.12.       Statutory Underwriter Status. The Investor acknowledges that it will be disclosed as an “underwriter” and a “selling stockholder” in each Registration Statement and in any Prospectus contained therein to the extent required by applicable law and to the extent the Prospectus is related to the resale of Registrable Securities.

Article V
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE FUND

The Fund, the Adviser and the Administrator, jointly and severally, hereby make the following representations, warranties and covenants to the Investor:

Section 5.1.         Organization, Good Standing and Power. The Fund is a statutory trust duly formed, validly existing and in good standing under the laws of the State of Delaware and has the trust power and authority to own, lease or operate its assets and properties and to conduct its business as now being conducted. The Fund is duly licensed or qualified and in good standing (or equivalent status as applicable) in each jurisdiction in which the assets owned or leased by it or the character of its activities require it to be licensed or qualified or in good standing (or equivalent status as applicable), except where the failure to be so licensed or qualified, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

Section 5.2.         Authorization, Enforcement. The Fund has the requisite trust power and authority to enter into and perform its obligations under each of the Transaction Documents to which it is a party and to issue the Shares in accordance with the terms hereof and thereof. The execution, delivery and performance by the Fund of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Fund, its Board of Directors or its stockholders is required. Each of the Transaction Documents to which the Fund is a party has been duly executed and delivered by the Fund and constitutes a valid and binding obligation of the Fund enforceable against the Fund in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies).

Section 5.3.         Capitalization. The authorized capital stock of the Fund and the shares thereof issued and outstanding were as set forth in the Commission Documents as of the dates reflected therein. All of the outstanding Common Shares have been duly authorized and validly issued, and are fully paid and non-assessable. Except as set forth in the Commission Documents, this Agreement and the Registration Rights Agreement, there are no agreements or arrangements under which the Fund is obligated to register the sale of any securities under the Securities Act. Except as set forth in the Commission Documents, no Common Shares are entitled to preemptive rights and there are no outstanding debt securities and no contracts, commitments, understandings, or arrangements by which the Fund is or may become bound to issue additional shares of the capital stock of the Fund or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Fund. Except for customary transfer restrictions contained in agreements entered into by the Fund to sell restricted securities or as set forth in the Commission Documents, the Fund is not a party to, and it has no Knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Fund. Except as set forth in the Commission Documents, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement, the Registration Rights Agreement or any of the other Transaction Documents, or the consummation of the transactions described herein or therein. The Fund has filed with the Commission true and correct copies of the Fund’s Certificate of Trust as in effect on the Closing Date (the “Certificate”), the Declaration of Trust as in effect on the Closing Date (together with the Certificate, the “Trust Documents”), and the Fund’s Bylaws as in effect on the Closing Date (the “Bylaws”).

Section 5.4.         Issuance of Shares. The Shares to be issued under this Agreement have been, or with respect to Shares to be purchased by the Investor pursuant to a particular VWAP Purchase Notice or pursuant to a particular Intraday VWAP Purchase Notice (as applicable), will be, prior to the delivery to the Investor hereunder of such VWAP Purchase Notice and prior to the delivery to the Investor hereunder of such Intraday VWAP Purchase Notice (as applicable), duly authorized by all necessary corporate action on the part of the Fund. The Shares, when issued and sold against payment therefor in accordance with this Agreement, shall be validly issued and outstanding, fully paid and non-assessable and free from all liens, charges, taxes, security interests, encumbrances, rights of first refusal, preemptive or similar rights and other encumbrances with respect to the issue thereof, and the Investor shall be entitled to all rights accorded to a holder of Common Shares. An aggregate of 7,500,000 Common Shares have been duly authorized and reserved by the Fund for issuance and sale to the Investor as Shares pursuant to VWAP Purchases and Intraday VWAP Purchases under this Agreement.

Section 5.5.          No Conflicts. The execution, delivery and performance by the Fund of each of the Transaction Documents to which it is a party and the consummation by the Fund of the transactions contemplated hereby and thereby do not and shall not (i) result in a violation of any provision of the Trust Documents or Bylaws, (ii) result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Fund is a party or is bound, (iii) create or impose a lien, charge or encumbrance on any property or assets of the Fund under any agreement or any commitment to which the Fund is a party or by which the Fund is bound or to which any of their properties or assets are subject, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree applicable to the Fund or by which any property or asset of the Fund is bound or affected (including federal and state securities laws and regulations and the rules and regulations of the Trading Market or applicable Eligible Market), except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations, liens, charges, encumbrances and violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as specifically contemplated by this Agreement or the Registration Rights Agreement and as required under the Securities Act, the Fund is not required under any federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any Governmental Authority (including the Trading Market) in order for it to execute, deliver or perform any of its obligations under the Transaction Documents to which it is a party, or to issue the Shares to the Investor in accordance with the terms hereof and thereof (other than such consents, authorizations, orders, filings or registrations as have been obtained or made prior to the Closing Date); provided, however, that, for purposes of the representation made in this sentence, the Fund is assuming and relying upon the accuracy of the representations and warranties of the Investor in this Agreement and the compliance by it with its covenants and agreements contained in this Agreement and the Registration Rights Agreement.

Section 5.6.          Commission Documents, Financial Statements; Disclosure Controls and Procedures; Internal Controls Over Financial Reporting; Accountants.

(a)          Since April 1, 2025, except with respect to the Form N-PX filed on October 10, 2025, the Fund has timely filed all Commission Documents required to be filed with or furnished to the Commission by the Fund under the Securities Act or the Exchange Act, including those required to be filed with or furnished to the Commission under Section 13(a) or Section 15(d) of the Exchange Act. As of the Closing Date, no Subsidiary of the Fund is required to file or furnish any report, schedule, registration, form, statement, information or other document with the Commission. As of its filing date (or, if amended or superseded by a filing prior to the Closing Date, as of the date of such amended or superseded filing), each Commission Document filed with or furnished to the Commission prior to the Closing Date complied in all material respects with the requirements of the Securities Act or the Exchange Act, and other federal, state and local laws, rules and regulations applicable to it. Each Commission Document (other than the Initial Registration Statement or any New Registration Statement, or the Prospectus included therein or any Prospectus Supplement thereto) to be filed with or furnished to the Commission after the Closing Date and filed as part of or incorporated by reference in the Initial Registration Statement or any New Registration Statement, or the Prospectus included therein or any Prospectus Supplement thereto required to be filed pursuant to this Agreement or the Registration Rights Agreement, when such document is filed with or furnished to the Commission and, if applicable, when such document becomes effective, as the case may be, shall comply in all material respects with the requirements of the Securities Act or the Exchange Act, and other federal, state and local laws, rules and regulations applicable to it. The Fund has delivered or made available to the Investor via EDGAR or otherwise true and complete copies of all comment letters and substantive correspondence received by the Fund from the Commission relating to the Commission Documents filed with or furnished to the Commission as of the Closing Date, together with all written responses of the Fund thereto in the form such responses were filed via EDGAR. Except as disclosed in the Commission Documents, there are no outstanding or unresolved comments or undertakings in such comment letters received by the Fund from the Commission. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Fund under the Securities Act or the Exchange Act.

(b)          The financial statements of the Fund included or incorporated by reference in the Commission Documents, together with the related notes and schedules, present fairly, in all material respects, the financial position of the Fund as of the dates indicated (subject, in the case of unaudited statements, to normal year-end audit adjustments) and have been prepared in compliance with the published requirements of the Securities Act and the Exchange Act, as applicable, and in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis. The other financial and statistical data with respect to the Fund contained or incorporated by reference in the Commission Documents, if any, are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Fund. There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Commission Documents that are not included or incorporated by reference as required. The Fund does not have any material liabilities, obligations, claims or losses, direct or contingent (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise), not described in Commission Documents that would be required to be disclosed on a balance sheet of the Fund (including the notes thereto) in conformity with GAAP and are not disclosed in the Commission Documents which are required to be described in the Commission Documents, other than those incurred in the ordinary course of the Fund’s business since April 1, 2025 and which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(c)           Except as set forth in the Commission Documents, the Fund maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as set forth in the Commission Documents, the Fund is not aware of any material weaknesses in its internal control over financial reporting. Except as set forth in the Commission Documents, there has been no change in the Fund’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Fund’s internal control over financial reporting. Except as set forth in the Commission Documents, the Fund has established disclosure controls and procedures (as defined in Rule 30a-3 under the Investment Company Act) that comply with the requirements of the Investment Company Act. Beginning with the fiscal year ending March 31, 2026, the Fund will present in its Annual Reports on Form N-CSR and Semi-Annual Reports on Form N-CSRS the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures. Since April 1, 2025, the Fund has timely filed all certifications and statements that the Fund is required to file under Rule 30a-3 of the Investment Company Act.

(d)           PricewaterhouseCoopers LLP (the “Accountant”), whose report on the financial statements of the Fund is expected to be filed with the Commission as part of the Fund’s Annual Report on Form N-CSR for the year ended March 31, 2026, is and, during the periods covered by their report, is expected to be independent public accountants within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States). To the Fund’s knowledge, the Accountant is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Fund.

(e)          There is and has been no failure on the part of the Fund or any of the Fund’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provisions of the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder.

Section 5.7.         Subsidiaries. All Subsidiaries of the Fund are duly organized and in good standing under the laws of the place of organization or incorporation, and each Subsidiary is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a Material Adverse Effect.

Section 5.8.         No Material Adverse Effect or Material Adverse Change. Except as otherwise disclosed in any Commission Documents, since April 1, 2025: (i) the Fund has not experienced or suffered any Material Adverse Effect, and there exists no current state of facts, condition or event which would reasonably be expected to have a Material Adverse Effect; (ii) there has not occurred any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Fund from that set forth in the Commission Documents; (iii) the Fund has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (iv) the Fund has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (v) there has not been any material change in the capital stock, short-term debt or long-term debt of the Fund.

Section 5.9.         Solvency. The Fund has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law, nor does the Fund have any Knowledge that its creditors intend to initiate involuntary bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any Bankruptcy Law. The Fund is financially solvent and are generally able to pay their debts as they become due.

Section 5.10.       Actions Pending. Except as disclosed in the Commission Documents, there are no pending or, to the Knowledge of the Fund, threatened, Actions and, to the Knowledge of the Fund, there are no pending or threatened investigations against the Fund, or otherwise affecting the Fund, or any of its assets, including any condemnation or similar proceedings, that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Fund nor any of its properties, assets or businesses, is subject to any Governmental Order, or, to the Knowledge of the Fund, any continuing investigation by, any Governmental Authority, in each case that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no unsatisfied judgment or any open injunction binding upon the Fund, which would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Fund to consummate the transactions contemplated by this Agreement, the Registration Rights Agreement and the other Transaction Documents.

Section 5.11.       Compliance With Laws. Except where the failure to be, or to have been, in compliance with such Laws would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Fund is, and since April 1, 2025, has been, in compliance in all material respects with all applicable Laws. Except where the failure to have or to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Fund: (i) is in compliance in all material respects with all Laws applicable to its business, operations, and assets; and (ii) except as disclosed in the Commission Documents, has not received any written notice from any Governmental Authority of or been charged by any Governmental Authority with the violation of any applicable Law.

Section 5.12.       Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Fund to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 5.12 incurred by the Fund that may be due or payable in connection with the transactions contemplated by the Transaction Documents.

Section 5.13.      Disclosure. The Fund confirms that neither it nor any other Person acting on its behalf has provided the Investor or any of its agents, advisors or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information concerning the Fund, other than the existence of the transactions contemplated by the Transaction Documents. The Fund understands and confirms that the Investor will rely on the foregoing representations in effecting resales of Shares under any Registration Statement. All disclosure provided to Investor regarding the Fund, its businesses and the transactions contemplated by the Transaction Documents (including the representations and warranties of the Fund contained in the Transaction Documents to which it is a party) furnished in writing by or on behalf of the Fund for purposes of or in connection with the Transaction Documents (other than forward-looking information and projections and information of a general economic nature and general information about the Fund’s industry), taken together, is true and correct in all material respects on the date on which such information is dated or certified, and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading at such time.

Section 5.14.       Intellectual Property. The Fund owns, or has obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, copyrights, trade secrets and other proprietary information described in the Commission Documents which are necessary for the conduct of its businesses (collectively, the “Intellectual Property”), except where the failure to own, license or have such rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Fund has not received any written notice of any claim relating to Intellectual Property; and to the knowledge of the Fund, the Intellectual Property of the Fund is not being infringed, misappropriated or otherwise violated by any person.

Section 5.15.       Material Contracts. Except as set forth in the Commission Documents, the descriptions in the Commission Documents of the Material Contracts therein described present fairly in all material respects the information required to be shown, and there are no Material Contracts of a character required to be described in the Commission Documents or to be filed as exhibits thereto which are not described or filed as required; all Material Contracts between the Fund and third parties expressly referenced in the Commission Documents are legal, valid and binding obligations of the Fund, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles, and except where the failure of any such Contract to be enforceable in accordance with its terms would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.16.       Transactions With Affiliates. Except as set forth in the Commission Documents, none of the officers or directors of the Fund and, to the Knowledge of the Fund, none of the Fund’s stockholders, the officers or directors of any stockholder of the Fund, or any family member or Affiliate of any of the foregoing, has either directly or indirectly any interest in, or is a party to, any transaction that is required to be disclosed.

Section 5.17.        Employees. The Fund does not have any employees.

Section 5.18.       Compliance. To the Fund’s knowledge, no person is serving or acting as an officer or director of, or investment adviser to, the Fund except in accordance with the provisions of the Investment Company Act and the Investment Advisers Act of 1940, as amended, including the rules and regulations thereunder (the “Advisers Act”). Except as disclosed in the Commission Documents, to the Fund’s knowledge, no director of the Fund is an “interested person” of the Fund or an “affiliated person” of the Investor.

Section 5.19.        Taxes. The Fund operates in compliance in all material respects with the requirements to be taxed as, and has duly elected to be taxed as (which election has not been revoked), a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The Fund intends to direct the investment of the net proceeds received by it from the sale of the Shares in such a manner as to continue to comply with the requirements of Subchapter M of the Code.

Section 5.20.       Insurance. The Fund is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which the Fund is engaged, including directors and officers insurance coverage. The Fund has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

Section 5.21.      Exemption from Registration. Subject to, and in reliance on, the representations, warranties and covenants made herein by the Investor, the offer and sale of the Shares by the Fund to the Investor in accordance with the terms and conditions of this Agreement is exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) and Rule 506(b) of Regulation D; provided, however, that at the request of and with the express agreements of the Investor (including the representations, warranties and covenants of Investor set forth in Sections 4.10 through 4.13), the Shares to be issued from and after Commencement to or for the benefit of the Investor pursuant to this Agreement shall be issued to the Investor or its designated Broker-Dealer only as DWAC Shares and will not bear legends noting restrictions as to resale of such securities under federal or state securities laws, nor will any such securities be subject to stop transfer instructions.

Section 5.22.       No General Solicitation or Advertising. Neither the Fund, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares.

Section 5.23.       No Integrated Offering. None of the Fund or any of its Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the offer, issuance and sale by the Fund to the Investor of any of the Shares under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Shares to require approval of stockholders of the Fund under any applicable stockholder approval provisions, including under the rules and regulations of the Trading Market. Neither the Fund nor any of its Affiliates nor any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the offer, issuance and sale by the Fund to the Investor of any of the Shares under the Securities Act or cause the offering of any of the Shares to be integrated with any other offering of securities of the Fund.

Section 5.24.       Manipulation of Price. Neither the Fund nor any of its officers, directors or Affiliates has, and, to the Knowledge of the Fund, no Person acting on their behalf has, (i) taken, directly or indirectly, any action designed or intended to cause or to result in the stabilization or manipulation of the price of any security of the Fund, or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Fund, in each case to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Fund. Neither the Fund nor any of its officers, directors or Affiliates will during the term of this Agreement, and, to the Knowledge of the Fund, no Person acting on their behalf will during the term of this Agreement, take any of the actions referred to in the immediately preceding sentence.

Section 5.25.        Securities Act. The Fund is not, and has never been, a shell company as defined in Rule 405 of the Securities Act and is not subject to Rule 144(i).

Section 5.26.       Listing and Maintenance Requirements; DTC Eligibility. The Common Shares are registered pursuant to Section 12(b) of the Exchange Act, and the Fund has taken no action designed to, or which to its Knowledge is likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act, nor has the Fund received any notification that the Commission is contemplating terminating such registration. The Fund has not received notice from the Trading Market (or, if the Common Shares are then listed on an Eligible Market, from such Eligible Market) to the effect that the Fund is not in compliance with the listing or maintenance requirements of the Trading Market (or of such Eligible Market, as applicable). The Fund is in compliance with all applicable listing and maintenance requirements of the Trading Market. The Common Shares may be issued and transferred electronically to third parties via DTC through its Deposit/Withdrawal at Custodian (“DWAC”) delivery system. The Fund has not received notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Shares, electronic trading or book-entry services by DTC with respect to the Common Shares are being imposed or is contemplated.

Section 5.27.        No Unlawful Payments. Neither the Fund nor, to the knowledge of the Fund, any director, officer, agent, employee or affiliate of the Fund, the Adviser or the Administrator, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Fund, and to the knowledge of the Fund, the Adviser or the Administrator, and their affiliates, have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

Section 5.28.        FINRA. Any questionnaires relating to FINRA Rule 5110 provided to the Investor or to counsel for the Investor in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA’s conduct rules are, to the Fund’s knowledge, true and correct in all material respects.

Section 5.29.        IT Systems. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the IT Systems are operational and adequate and sufficient for the current needs of the business of the Fund, (ii) to the Knowledge of the Fund, there have been no unauthorized intrusions or breaches of the security, or material failures of the IT Systems currently used in the conduct of its business as it is currently conducted during the two-year period preceding the date hereof, (iii) the Fund has in place adequate and commercially reasonable security controls and backup and disaster recovery plans and procedures in place, and (iv) to the Knowledge of the Fund, there have been no unauthorized intrusions or breaches of the IT Systems since April 1, 2025 that, pursuant to any legal requirement, would require the Fund to provide notice of such breach or intrusion.

Section 5.30.        Compliance With Data Security Requirements. To the Knowledge of the Fund, in connection with its collection, storage, transfer (including any transfer across national borders) and/or use of any information or Confidential Data, the Fund is and has been, in compliance in all material respects with all Privacy and Security Requirements. The Fund has commercially reasonable physical, technical, organizational and administrative security measures and policies in place to protect the confidentiality, integrity and availability of all systems, information and Confidential Data maintained and collected by the Fund or on its behalf. Except as set forth in the Commission Documents, the Fund has not experienced any security incident that has compromised the integrity or availability of the Fund’s network, systems, data or information. The Fund is and has been, to the Fund’s Knowledge, in compliance in all material respects with all Privacy and Security Requirements relating to data loss, theft and breach of security notification obligations. The Fund has not received, or provided, any written notice of any claims, actions, investigations, inquiries or alleged violations of Privacy and Security Requirements or any other security incidents.

Section 5.31.       No Disqualification Events. None of the Fund, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Fund participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Fund’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Fund in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Fund has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

Section 5.32.        Operations. The operations of the Fund are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions to which the Fund is subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Authority involving the Fund with respect to the Money Laundering Laws is pending or, to the Knowledge of the Fund, threatened.

Section 5.33.        Margin Rules. Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Fund as described in the Commission Documents will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

Section 5.34.        OFAC. Neither the Fund nor, to the knowledge of the Fund, any director, officer, agent, employee or affiliate of the Fund, the Adviser or the Administrator is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), and none of the Fund, the Adviser and the Administrator will directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person or any country or territory currently subject to any U.S. sanctions administered by OFAC (collectively, “Sanctioned Countries”).

Section 5.35.       Investment Defaults.   With respect to each investment held by the Fund as of the date hereof, to the Fund’s knowledge, no event of default (or a default which with the giving of notice or the passage of time would become an event of default) has occurred in respect of such investment, except to the extent that any such default would not reasonably be expected to result in a Material Adverse Effect.

Section 5.36.        Broker/Dealer Relationships; FINRA Information. The Fund (i) is not required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act and (ii) does not directly or indirectly through one or more intermediaries, control and is not a “person associated with a member” or “associated person of a member” (within the meaning set forth in the FINRA Manual). All of the information provided to the Investor or to its counsel, specifically for use by the Investor in connection with the FINRA Filing (and related disclosure) with FINRA, by the Fund, its counsel, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Fund in connection with the transactions contemplated by the Transaction Documents is true, complete, correct and compliant with FINRA’s rules and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules.

Section 5.37.       Off-Balance Sheet Arrangements. There are no direct or contingent liabilities, obligations, transactions, arrangements or other relationships between or among the Fund, or any of its Affiliates and any unconsolidated entity, including any structural finance, special purpose or limited purpose entity (each, an “Off- Balance Sheet Transaction”) or any “variable interest entities” as that term is used in Accounting Standards Codification Paragraph 810-10-25-20), that would reasonably be expected to affect materially the Fund’s liquidity or the availability of or requirements for its capital resources, required to be described in the Commission Documents which have not been described as required.

Article VI
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE ADVISER AND THE ADMINISTRATOR

The Adviser and the Administrator hereby make the following representations, warranties and covenants to the Investor:

Section 6.1.          Organization, Good Standing and Power. Each of the Adviser and the Administrator is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease or operate its assets and properties and to conduct its business as now being conducted and enter into this Agreement and the other Transaction Agreements to which the Adviser or the Administrator is a party, as the case may be. Each of the Adviser and the Administrator is duly licensed or qualified and in good standing (or equivalent status as applicable) in each jurisdiction in which the assets owned or leased by it or the character of its activities require it to be licensed or qualified or in good standing (or equivalent status as applicable), except where the failure to be so licensed or qualified, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or on the prospects, earnings, business or operations of the Adviser or the Administrator, as the case may be (an “Adviser/Administrator Material Adverse Effect”).

Section 6.2.          Registered as Adviser. The Adviser is registered as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act or the Investment Company Act from acting under the Advisory Agreement as an investment adviser to the Fund as contemplated by the Commission Documents, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the knowledge of the Adviser, threatened by the Commission.

Section 6.3.          Authorization, Enforcement. Each of the Adviser and the Administrator has the requisite corporate power and authority to enter into and perform its obligations under each of the Transaction Documents to which it is a party. The Fund has entered into (i) an advisory agreement with the Adviser dated as of April 1, 2025 (the “Advisory Agreement”), (ii) a custody agreement with The Bank of New York Mellon Trust Company, National Association dated as of April 1, 2025 (the “Custody Agreement”) and (iii) an administration agreement with the Administrator dated as of April 1, 2025 (the “Administration Agreement”). This Agreement, the Registration Rights Agreement, the Custody Agreement, the Advisory Agreement and the Administration Agreement comply with the applicable provisions of the Investment Company Act, the Securities Act and the Advisers Act and the applicable rules and regulations thereunder. The execution, delivery and performance by the Adviser and/or the Administrator, as applicable, of each of the Transaction Documents to which it is a party and the consummation by the Adviser and/or the Administrator, as applicable, of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization is required. Each of the Transaction Documents to which the Adviser and/or the Administrator, as applicable, is a party has been duly executed and delivered by the Adviser or the Administrator, as applicable, and constitutes a valid and binding obligation of the Adviser and/or the Administrator, as applicable, enforceable against the Adviser and/or the Administrator, as applicable, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies).

Section 6.4.          No Conflicts.  The execution, delivery and performance by the Adviser and/or the Administrator, as applicable, of each of the Transaction Documents to which it is a party and the consummation by the Adviser and/or the Administrator, as applicable, of the transactions contemplated hereby and thereby do not and shall not (i) result in a violation of any provision of the limited liability company operating agreement of the Adviser and/or the Administrator, as applicable, (ii) result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Adviser and/or the Administrator, as applicable, is a party or is bound, (iii) create or impose a lien, charge or encumbrance on any property or assets of the Adviser and/or the Administrator, as applicable, under any agreement or any commitment to which the Adviser and/or the Administrator, as applicable, is a party or by which the Adviser and/or the Administrator, as applicable, is bound or to which any of their respective properties or assets is subject, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree applicable to the Adviser and/or the Administrator, as applicable, or by which any property or asset of the are bound or affected (including federal and state securities laws and regulations and the rules and regulations of the Trading Market or applicable Eligible Market), except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations, liens, charges, encumbrances and violations as would not, individually or in the aggregate, reasonably be expected to have an Adviser/Administrator Material Adverse Effect.

Section 6.5.          Internal Accounting Controls. The Adviser maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Advisory Agreement are executed in accordance with its management’s general or specific authorization and (ii) access to the Fund’s assets is permitted only in accordance with its management’s general or specific authorization. The Administrator maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions for which it has bookkeeping and record keeping responsibility under the Administration Agreement are recorded as necessary to permit preparation of the Fund’s financial statements in conformity with GAAP and to maintain accountability for the Fund’s assets and (ii) the recorded accountability for such assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 6.6.         Financial Resources. Each of the Adviser and Administrator has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Commission Documents and by this Agreement and each of the Transaction Documents to which it is a party.

Section 6.7.          Advisory Agreement. The Advisory Agreement is in full force and effect and neither the Adviser nor, to the knowledge of the Adviser, any other party to the Advisory Agreement is in default thereunder, and no event has occurred which with the passage of time or the giving of notice or both would constitute a default by the Adviser under such document.

Section 6.8.          Compliance With Laws. Except where the failure to be, or to have been, in compliance with such Laws would not, individually or in the aggregate, reasonably be expected to have an Adviser/Administrator Material Adverse Effect, each of the Adviser and the Administrator is, and since April 1, 2025 has been, in compliance in all material respects with all applicable Laws. Neither the Adviser nor the Administrator has received any written notice from any Governmental Authority of a violation of any applicable Law by it at any time since April 1, 2025, which violation would, individually or in the aggregate, reasonably be expected to have an Adviser/Administrator Material Adverse Effect. Except where the failure to have or to comply would not, individually or in the aggregate, reasonably be expected to have an Adviser/Administrator Material Adverse Effect, each of the Adviser and the Administrator: (i) is in compliance in all material respects with all Laws applicable to its business, operations, and assets; (ii) has all Material Permits required to own, lease or operate its assets and properties and to conduct its business as now being conducted as described in the Commission Documents; and (iii) except as disclosed in the Commission Documents, has not received any written notice of or been charged with the violation of any laws. Neither the Adviser nor the Administrator is a party to or bound by any Governmental Order. To the Knowledge of the Adviser and the Administrator, except as disclosed in the Commission Documents, neither Adviser nor the Administrator is under investigation with respect to the violation of any Laws, and there are no facts or circumstances which could reasonably form the basis for any such violation. There are no statutes, laws, rules, regulations or ordinances of any Governmental Authority, self-regulatory organization or body that are applicable to the Adviser and/or the Administrator or to their respective businesses, assets or properties that are required to be described in any Commission Document that are not described therein as required.

Section 6.9.          Actions Pending. Except as disclosed in the Commission Documents, there are no pending or, to the Knowledge of the Adviser and the Administrator, threatened, Actions and, to the Knowledge of the Adviser and the Administrator, there are no pending or threatened investigations against the Adviser and/or the Administrator, or otherwise affecting the Adviser and/or the Administrator, or any of its assets, including any condemnation or similar proceedings, that would, individually or in the aggregate, reasonably be expected to have an Adviser/Administrator Material Adverse Effect. There is no unsatisfied judgment or any open injunction binding upon the Adviser or the Administrator, which would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Adviser or the Administrator to consummate the transactions contemplated by this Agreement, the Registration Rights Agreement and the other Transaction Documents.

Section 6.10.       Insurance. Each of the Adviser and the Administrator is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the respective businesses in which the Adviser and the Administrator are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Adviser nor the Administrator has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

Section 6.11.        Manipulation of Price. None of the Adviser nor any of its officers, directors or Affiliates has, and, to the Knowledge of the Adviser, no Person acting on their behalf has, (i) taken, directly or indirectly, any action designed or intended to cause or to result in the stabilization or manipulation of the price of any security of the Fund, or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Fund, in each case to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Fund. None of the Adviser nor any of its officers, directors or Affiliates will during the term of this Agreement, and, to the Knowledge of the Adviser, no Person acting on its behalf will during the term of this Agreement, take any of the actions referred to in the immediately preceding sentence.

Section 6.12.        No Unlawful Payments. None of the Adviser or the Administrator nor, to its knowledge, any director, officer, agent, employee or affiliate of the Adviser or the Administrator is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Fund, the Adviser or the Administrator, and, to their respective knowledge, the Adviser and the Administrator, and each of their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

Section 6.13.        Subsidiaries. Each of the Adviser and the Administrator has no Subsidiaries.

Section 6.14.        Operations. The operations of the Adviser and the Administrator are and have been conducted at all times in compliance with the Money Laundering Laws; and no action, suit or proceeding by or before any Governmental Authority involving the Adviser or the Administrator with respect to the Money Laundering Laws is pending or, to the Knowledge of the Adviser and the Administrator, threatened.

Article VII
ADDITIONAL COVENANTS

The Fund, the Adviser the Administrator covenant with the Investor, and the Investor covenants with the Fund, the Adviser the Administrator as follows, which covenants of one party are for the benefit of the other party, during the Investment Period (and with respect to the Fund, the Adviser the Administrator for the period following the termination of this Agreement specified in Section 9.3 pursuant to and in accordance with Section 9.3):

Section 7.1.          Securities Compliance. The Fund shall notify the Commission and the Trading Market, if and as applicable, in accordance with their respective rules and regulations, of the transactions contemplated by the Transaction Documents, and shall take all necessary action, undertake all proceedings and obtain all registrations, permits, consents and approvals for the legal and valid issuance of the Shares to the Investor in accordance with the terms of the Transaction Documents, as applicable.

Section 7.2.          Reservation of Common Shares. The Fund has available and the Fund shall reserve and keep available at all times, free of preemptive and other similar rights of stockholders, the requisite aggregate number of authorized but unissued Common Shares to enable the Fund to timely effect (i) the issuance, sale and delivery of all Shares to be issued, sold and delivered in respect of each VWAP Purchase effected under this Agreement, in the case of this clause (i), at least prior to the delivery by the Fund to the Investor of the applicable VWAP Purchase Notice in connection with such VWAP Purchase, and (ii) the issuance, sale and delivery of all Shares to be issued, sold and delivered in respect of each Intraday VWAP Purchase effected under this Agreement, in the case of this clause (ii), at least prior to the delivery by the Fund to the Investor of the applicable Intraday VWAP Purchase Notice in connection with such Intraday VWAP Purchase. The number of Common Shares reserved for the purpose of effecting issuances of Shares pursuant to VWAP Purchases and pursuant to Intraday VWAP Purchases under this Agreement (as applicable) may be increased from time to time by the Fund from and after the Commencement Date, and such number of reserved shares may be reduced from and after the Commencement Date only by the number of Shares actually issued, sold and delivered to the Investor pursuant to any VWAP Purchase and any Intraday VWAP Purchase (as applicable) effected from and after the Commencement Date pursuant to this Agreement.

Section 7.3.          Registration and Listing. The Fund shall use its commercially reasonable efforts to cause the Common Shares to continue to be registered as a class of securities under Section 12(b) of the Exchange Act, and to comply with its reporting and filing obligations under the Exchange Act, and shall not take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Fund shall use its commercially reasonable efforts to continue the listing and trading of its Common Shares and the listing of the Shares purchased or acquired by the Investor hereunder on the Trading Market (or another Eligible Market) and to comply with the Fund’s reporting, filing and other obligations under the rules and regulations of the Trading Market (or other Eligible Market, as applicable). The Fund shall not take any action which could be reasonably expected to result in the delisting or suspension of the Common Shares on the Trading Market (or other Eligible Market, as applicable). If the Fund receives any final and non-appealable notice that the listing or quotation of the Common Shares on the Trading Market (or other Eligible Market, as applicable) shall be terminated on a date certain, the Fund shall promptly (and in any case within 24 hours) notify the Investor of such fact in writing and shall use its commercially reasonable efforts to cause the Common Shares to be listed or quoted on another Eligible Market.

Section 7.4.          Compliance with Laws.

(i)            During the Investment Period, the Fund shall comply with (a) all laws, rules, regulations and orders applicable to the business and operations of the Fund, except as would not reasonably be expected to have a Material Adverse Effect and (b) with applicable provisions of the Securities Act and the Exchange Act, including Regulation M thereunder, and applicable listing rules of the Trading Market (or Eligible Market, as applicable), except as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Fund to enter into and perform its obligations under this Agreement in any material respect or for Investor to conduct resales of Shares under the Registration Statement in any material respect. Without limiting the foregoing, neither the Fund, nor to the Knowledge of the Fund, any of its directors, officers, agents, employees or any other Persons acting on their behalf shall, in connection with the operation of the Fund’s business, (1) uses any corporate funds for unlawful contributions, payments, gifts or entertainment or to make any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, (2) pays, accepts or receives any unlawful contributions, payments, expenditures or gifts, or (3) violates or operate in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign laws and regulations, including the Anti-Corruption Laws and the International Trade Laws.

(ii)           The Investor shall comply with all laws, rules, regulations and orders applicable to the performance by it of its obligations under this Agreement and its investment in the Securities, except as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Investor to enter into and perform its obligations under this Agreement in any material respect. Without limiting the foregoing, the Investor shall comply with all applicable provisions of the Securities Act and the Exchange Act, including Regulation M thereunder, and all applicable state securities or “Blue Sky” laws.

Section 7.5.           Keeping of Records and Books of Account; Due Diligence.

(i)            The Investor and the Fund shall each maintain records showing the remaining Total Commitment, the remaining Aggregate Limit, the dates and VWAP Purchase Share Amount for each VWAP Purchase, and the dates and Intraday VWAP Purchase Share Amount for each Intraday VWAP Purchase.

(ii)           Subject to the requirements of Section 7.12, from time to time from and after the Closing Date, the Fund shall make available for inspection and review by the Investor during normal business hours and after reasonable notice, customary documentation reasonably requested by the Investor and/or its appointed counsel or advisors to conduct due diligence; provided, however, that after the Closing Date, the Investor’s continued due diligence shall not be a condition precedent to the Commencement or to the Investor’s obligation to accept each VWAP Purchase Notice and each Intraday VWAP Purchase Notice timely delivered by the Fund to the Investor in accordance with this Agreement.

Section 7.6.           No Frustration.

(i)            No Frustration. The Fund shall not enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Fund to perform its obligations under the Transaction Documents to which it is a party, including the obligation of the Fund to deliver the Shares to the Investor in respect of each VWAP Purchase and each Intraday VWAP Purchase effected by the Fund, in each case not later than the applicable Purchase Share Delivery Date with respect to such VWAP Purchase and not later than the applicable Purchase Share Delivery Date with respect to such Intraday VWAP Purchase (as applicable).

Section 7.7.          Corporate Existence. The Fund shall take all steps necessary to preserve and continue the corporate existence of the Fund; provided, however, that, except as provided in Section 7.8, nothing in this Agreement shall be deemed to prohibit the Fund from engaging in any Fundamental Transaction with another Person.

Section 7.8.          Fundamental Transaction. If a VWAP Purchase Notice or an Intraday VWAP Purchase Notice has been delivered to the Investor and the transactions contemplated therein have not yet been fully settled in accordance with Section 3.3 of this Agreement, the Fund shall not effect any Fundamental Transaction until the expiration of five (5) Trading Days following the date of full settlement thereof and the issuance to the Investor of all of the Shares that are issuable to the Investor pursuant to the VWAP Purchase or Intraday VWAP Purchase (as applicable) to which such VWAP Purchase Notice or Intraday VWAP Purchase Notice (as applicable) relates.

Section 7.9.           Selling Restrictions.

(i)            Except as expressly set forth below, the Investor covenants that from and after the Closing Date through and including the Trading Day next following the expiration or termination of this Agreement as provided in Article IX (the “Restricted Period”), none of the Investor, its sole member, its officers, or any entity managed or controlled by the Investor or its sole member (collectively, the “Restricted Persons” and each of the foregoing is referred to herein as a “Restricted Person”) shall, directly or indirectly, (i) engage in any Short Sales of the Common Shares or (ii) hedging transaction, which establishes a net short position with respect to the Common Shares, with respect to each of clauses (i) and (ii) hereof, either for its own principal account or for the principal account of any other Restricted Person. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained herein shall (without implication that the contrary would otherwise be true) prohibit any Restricted Person during the Restricted Period from: (1) selling “long” (as defined under Rule 200 promulgated under Regulation SHO) the Shares; or (2) selling a number of Common Shares equal to the number of Shares that the Investor is unconditionally obligated to purchase under any pending VWAP Purchase Notice or any pending Intraday VWAP Purchase Notice (as applicable), but has not yet received from the Fund or the Transfer Agent pursuant to this Agreement, so long as (X) the Investor (or its Broker-Dealer, as applicable) delivers the Shares purchased pursuant to such pending VWAP Purchase Notice and the Shares purchased pursuant to such pending Intraday VWAP Purchase Notice (as applicable) to the purchaser thereof or the applicable Broker-Dealer promptly upon the Investor’s receipt of such Shares from the Fund in accordance with Section 3.3 of this Agreement and (Y) neither the Fund nor the Transfer Agent shall have failed for any reason to deliver such Shares to the Investor or its Broker-Dealer so that such Shares are timely received by the Investor as DWAC Shares on the applicable Purchase Share Delivery Date for such VWAP Purchase and on the applicable Purchase Share Delivery Date for such Intraday VWAP Purchases (as applicable).

(ii)           In addition to the foregoing, in connection with any sale of Securities (including any sale permitted by paragraph (i) above), the Investor shall comply in all respects with all applicable laws, rules, regulations and orders, including the requirements of the Securities Act and the Exchange Act.

Section 7.10.       Non-Public Information. Neither the Fund nor any of its directors, officers or agents shall disclose any material non-public information about the Fund to the Investor, unless a simultaneous public announcement thereof is made by the Fund in the manner contemplated by Regulation FD. In the event of a breach of the foregoing covenant by the Fund, or any of its directors, officers or employees (as determined in the reasonable good faith judgment of the Investor), (i) the Investor shall promptly provide written notice of such breach to the Fund and (ii) after such notice has been provided to the Fund and, provided that the Fund shall have failed to (i) publicly disclose such material, non-public information within 48 hours following demand therefor by the Investor or (ii) demonstrate to the Investor’s reasonable satisfaction that such information does not constitute material non-public information, in addition to any other remedy provided herein or in the other Transaction Documents, the Investor shall have the right to make a public disclosure, in the form reasonably acceptable to the Fund, of such material, non-public information. The Investor shall not have any liability to the Fund or any of its directors, officers, stockholders or agents, for any such disclosure.

Section 7.11.        Broker-Dealer. The Investor shall use one or more broker-dealers to effectuate all sales, if any, of the Shares that it may purchase or otherwise acquire from the Fund pursuant to the Transaction Documents, as applicable, which (or whom) shall be a DTC participant (collectively, the “Broker-Dealer”). The Investor shall, from time to time, provide the Fund and the Transfer Agent with all information regarding the Broker-Dealer reasonably requested by the Fund. The Investor shall be solely responsible for all fees and commissions of the Broker-Dealer (if any), which shall not exceed customary brokerage fees and commissions and shall be responsible for designating only a DTC participant eligible to receive DWAC Shares.

Section 7.12.        Delivery of Bring-Down Opinions and Compliance Certificates Upon Occurrence of Certain Events. Within five (5) Trading Days immediately following (i) the end of each PEA Period, if the Fund is required under the Securities Act to file with the Commission (A) a post-effective amendment to the Initial Registration Statement required to be filed by the Fund with the Commission pursuant to Section 2(a) of the Registration Rights Agreement, (B) a New Registration Statement required to be filed by the Fund with the Commission pursuant to Section 2(c) of the Registration Rights Agreement, or (C) a post-effective amendment to a New Registration Statement required to be filed by the Fund with the Commission pursuant to Section 2(c) of the Registration Rights Agreement, in each case with respect to a fiscal year ending after the Commencement Date, to register the resale of Securities by the Investor under the Securities Act pursuant to this Agreement and the Registration Rights Agreement, and (ii) the date the Fund files with the Commission (A) an annual report on Form N-CSR under the Exchange Act with respect to a fiscal year ending after the Commencement Date, (B) an amendment on Form N-CSR/A to an annual report on Form N-CSR under the Exchange Act with respect to a fiscal year ending after the Commencement Date, which contains amended material financial information (or a restatement of material financial information) or an amendment to other material information contained in a previously filed Form N-CSR, (C) a semi-annual report on Form N-CSRS under the Exchange Act with respect to a fiscal year ending after the Commencement Date or (D) a Commission Document under the Exchange Act (other than those referred to in clauses (ii)(A) and (ii)(B) of this Section 7.12), which contains amended material financial information (or a restatement of material financial information) or an amendment to other material information contained or incorporated by reference in the Initial Registration Statement, any New Registration Statement, or the Prospectus or any Prospectus Supplement contained in the Initial Registration Statement or any New Registration Statement (it being hereby acknowledged and agreed that the filing by the Fund with the Commission of an interim report on Form N-30B-2 that includes only updated financial information as of the end of the Fund’s most recent fiscal quarter or any Prospectus Supplement or other Rule 424 filing that includes only management’s estimates of the Fund’s financial metrics as of the most recent month end shall not, in and of themselves, constitute an “amendment” or “restatement” for purposes of clause (ii) of this Section 7.12) (each, a “Representation Date”), in each case of this clause (ii) if the Fund is not also then required under the Securities Act to file a post-effective amendment to the Initial Registration Statement, any New Registration Statement or a post-effective amendment to any New Registration Statement, in each case with respect to a fiscal year ending after the Commencement Date, to register the resale of Securities by the Investor under the Securities Act pursuant to this Agreement and the Registration Rights Agreement, and in any case of this clause (ii), the Fund shall (1) not more than once per fiscal quarter, deliver to the Investor the Compliance Certificates substantially in the forms attached hereto as Exhibit C, Exhibit D and Exhibit E, dated such date, (2) not more than once per fiscal quarter, cause to be furnished to the Investor an opinion and negative assurances “bring down” from outside counsel to the Fund substantially in the form mutually agreed to by the Fund and the Investor prior to the date of this Agreement, modified, as necessary, to relate to such Registration Statement or post-effective amendment, or the Prospectus contained therein as then amended or supplemented by any Prospectus Supplement thereto as of the date of such letter, as applicable (each such opinion and negative assurances, a “Bring Down Opinion”) and (3) annually with the filing of the Fund’s annual report on Form N-CSR, cause to be furnished to the Investor a comfort letter from the Accountant in a form and substance satisfactory to the Investor and its counsel (in the case of a post-effective amendment, only if such amendment contains amended or new financial information), modified, as necessary, to address such new financial information or relate to such Registration Statement or post-effective amendment, or the Prospectus contained therein as then amended or supplemented by such Prospectus Supplement, as applicable (a “Bring-Down Comfort Letter”). The Investor, in its sole discretion, may waive the delivery of any documents required by this Section 7.12 following any Representation Date, provided that the Investor may subsequently revoke such waiver and request delivery of such documents prior to the occurrence of any new Representation Date, subject to the limitations in the immediately preceding sentence.

Section 7.13.        FINRA Filing. The Fund shall assist the Investor with the Investor’s preparation and filing with FINRA’s Corporate Financing Department via the Public Offering System of all documents and information required to be filed with FINRA pursuant to FINRA Rule 5110 with regard to the transactions contemplated by this Agreement (the “FINRA Filing”). In connection therewith, on or prior to the date the FINRA Filing is first made by the Investor with FINRA, the Fund shall pay to FINRA by wire transfer of immediately available funds the applicable filing fee with respect to the FINRA Filing, and the Fund shall be solely responsible for payment of such fee. The Fund hereby agrees to provide the Investor all requisite information and otherwise to assist each other in a timely fashion in order for the Investor to complete the preparation and submission of the FINRA Filing in accordance with this Section 7.13 and to assist the Investor in promptly responding to any inquiries or requests from FINRA or its staff. Each party hereto shall (a) promptly notify the other party of any communication to that party or its Affiliates from FINRA, including any request from FINRA or its staff for amendments or supplements to or additional information in respect of the FINRA Filing and permit the other party to review in advance any proposed written communication to FINRA and (b) furnish the other party with copies of all written correspondence, filings and communications between them and their affiliates and their respective representatives and advisors, on the one hand, and FINRA or members of its staff, on the other hand, with respect to this Agreement, the Registration Rights Agreement or the transactions contemplated by the Transaction Documents. Each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable in order for the Investor to obtain as promptly as practicable written confirmation from FINRA to the effect that FINRA’s Corporate Financing Department has determined not to raise any objection with respect to the fairness and reasonableness of the terms of the transactions contemplated by the Transaction Documents. Notwithstanding anything to the contrary contained in this Agreement, the Commencement Date shall not occur, unless and until the Investor shall have received written confirmation from FINRA to the effect that FINRA’s Corporate Financing Department has determined not to raise any objection with respect to the fairness and reasonableness of the terms of the transactions contemplated by this Agreement.

Article VIII
CONDITIONS TO CLOSING, COMMENCEMENT AND PURCHASES

Section 8.1.           Conditions Precedent to Closing. The Closing is subject to the satisfaction of each of the conditions set forth in this Section 8.1 on the Closing Date.

(i)             Accuracy of the Investor’s Representations and Warranties. The representations and warranties of the Investor contained in this Agreement (a) that are not qualified by “materiality” shall be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (b) that are qualified by “materiality” shall be true and correct as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(ii)            Accuracy of the Fund’s, the Adviser’s, and the Administrator’s Representations and Warranties. The representations and warranties of the Fund, Adviser, and the Administrator contained in this Agreement and the Registration Rights Agreement (a) that are not qualified by “materiality”, “Material Adverse Effect”, or “Adviser/Administrator Material Adverse Effect” (as applicable) shall be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (b) that are qualified by “materiality”, “Material Adverse Effect”, or “Adviser/Administrator Material Adverse Effect” (as applicable) shall be true and correct as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(iii)           Payment of Document Preparation Fee. On or prior to the Closing Date, the Fund shall have paid by wire transfer of immediately available funds to an account designated by the Investor (or the Investor’s counsel) on or prior to the date hereof, the Document Preparation Fee, which shall be fully earned and non-refundable as of the Closing Date, regardless of whether the Commencement occurs or whether any VWAP Purchases or Intraday VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement.

(iv)           Closing Deliverables. At the Closing, counterpart signature pages of this Agreement and the Registration Rights Agreement executed by each of the parties hereto shall be delivered as provided in Section 2.2. Simultaneously with the execution and delivery of this Agreement and the Registration Rights Agreement, the Investor’s counsel shall have received the closing certificates from the Fund, the Adviser and the Administrator dated the Closing Date, in the forms of Exhibit B, Exhibit C, and Exhibit D hereto.

Section 8.2.          Conditions Precedent to Commencement. The right of the Fund to commence delivering VWAP Purchase Notices and Intraday VWAP Purchase Notices under this Agreement, and the obligation of the Investor to accept VWAP Purchase Notices and Intraday VWAP Purchase Notices timely delivered to the Investor by the Fund under this Agreement, are subject to the initial satisfaction, at Commencement, of each of the conditions set forth in this Section 8.2.

(i)              Accuracy of the Investor’s Representations and Warranties. The representations and warranties of the Investor contained in this Agreement (a) that are not qualified by “materiality” shall be true and correct in all material respects as of the Commencement Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (b) that are qualified by “materiality” shall be true and correct as of the Commencement Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(ii)            Accuracy of the Fund’s, the Adviser’s, and the Administrator’s Representations and Warranties. The representations and warranties of the Fund, Adviser, and the Administrator contained in this Agreement and the Registration Rights Agreement (a) that are not qualified by “materiality”, “Material Adverse Effect”, or “Adviser/Administrator Material Adverse Effect” (as applicable) shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Commencement Date with the same force and effect as if made on such date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (b) that are qualified by “materiality”, “Material Adverse Effect”, or “Adviser/Administrator Material Adverse Effect” (as applicable) shall have been true and correct when made and shall be true and correct as of the Commencement Date with the same force and effect as if made on such date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(iii)           Performance of the Fund, the Adviser and the Administrator. The Fund, the Adviser and the Administrator shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Fund, the Adviser and the Administrator, respectively, at or prior to the Commencement. The Fund, the Adviser and the Administrator shall deliver to the Investor on the Commencement Date the compliance certificates substantially in the forms attached hereto as Exhibit C, Exhibit D and Exhibit E (the “Compliance Certificates”).

(iv)          Initial Registration Statement Effective. The Initial Registration Statement covering the resale by the Investor of the Registrable Securities included therein required to be filed by the Fund with the Commission pursuant to Section 2(a) of the Registration Rights Agreement shall have been declared effective under the Securities Act by the Commission (or otherwise become effective), and the Investor shall be permitted to utilize the Prospectus therein to resell all of the Shares included in such Prospectus.

(v)            No Material Notices. None of the following events shall have occurred and be continuing: (a) receipt of any request by the Commission or any other Governmental Authority for any additional information relating to the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto, or for any amendment of or supplement to the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto; (b) the issuance by the Commission or any other Governmental Authority of any stop order suspending the effectiveness of the Initial Registration Statement or prohibiting or suspending the use of the Prospectus contained therein or any Prospectus Supplement thereto, or of the suspension of qualification or exemption from qualification of the Shares for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for such purpose; (c) the objection of FINRA to the terms of the transactions contemplated by the Transaction Documents or (d) the occurrence of any event or the existence of any condition or state of facts, which makes any statement of a material fact made in the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto untrue or which requires the making of any additions to or changes to the statements then made in the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus or any Prospectus Supplement, in light of the circumstances under which they were made) not misleading, or which requires an amendment to the Initial Registration Statement or a supplement to the Prospectus contained therein or any Prospectus Supplement thereto to comply with the Securities Act or any other law. The Fund shall have no Knowledge of any event that could reasonably be expected to have the effect of causing the suspension of the effectiveness of the Initial Registration Statement or the prohibition or suspension of the use of the Prospectus contained therein or any Prospectus Supplement thereto in connection with the resale of the Registrable Securities by the Investor.

(vi)           Other Commission Filings. The Form D shall have been filed with the Commission as required pursuant to Section 2.3. The final Prospectus included in the Initial Registration Statement shall have been filed with the Commission prior to Commencement in accordance with the Registration Rights Agreement. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Fund with the Commission pursuant to the reporting requirements of the Exchange Act, including all material required to have been filed pursuant to Section 13(a) or 15(d) of the Exchange Act, prior to Commencement shall have been filed with the Commission.

(vii)         No Suspension of Trading in or Notice of Delisting of Common Shares. Trading in the Common Shares shall not have been suspended by the Commission, the Trading Market or FINRA (except for any suspension of trading of limited duration agreed to by the Fund, which suspension shall be terminated prior to the Commencement Date), the Fund shall not have received any final and non-appealable notice that the listing or quotation of the Common Shares on the Trading Market shall be terminated on a date certain (unless, prior to such date certain, the Common Shares are listed or quoted on any other Eligible Market), nor shall there have been imposed any suspension of, or restriction on, accepting additional deposits of the Common Shares, electronic trading or book-entry services by DTC with respect to the Common Shares that is continuing, the Fund shall not have received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Shares, electronic trading or book-entry services by DTC with respect to the Common Shares is being imposed or is contemplated (unless, prior to such suspension or restriction, DTC shall have notified the Fund in writing that DTC has determined not to impose any such suspension or restriction).

(viii)        Compliance with Laws. The Fund shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby.

(ix)           No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any court or Governmental Authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents.

(x)            No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any court or Governmental Authority shall have been commenced, and no inquiry or investigation by any Governmental Authority shall have been commenced, against the Fund or any of the officers, directors or Affiliates of the Fund, seeking to restrain, prevent or change the transactions contemplated by the Transaction Documents, or seeking material damages in connection with such transactions.

(xi)           Listing of Shares.  All of the Securities that have been and may be issued pursuant to this Agreement shall have been approved for listing or quotation on the Trading Market (or on an Eligible Market) as of the Commencement Date, subject only to notice of issuance.

(xii)          No Material Adverse Effect. No condition, occurrence, state of facts or event constituting a Material Adverse Effect shall have occurred and be continuing.

(xiii)         No Bankruptcy Proceedings. No Person shall have commenced a proceeding against the Fund pursuant to or within the meaning of any Bankruptcy Law. The Fund shall not have, pursuant to or within the meaning of any Bankruptcy Law, (a) commenced a voluntary case, (b) consented to the entry of an order for relief against it in an involuntary case, (c) consented to the appointment of a Custodian of the Fund or for all or substantially all of its property, or (d) made a general assignment for the benefit of its creditors. A court of competent jurisdiction shall not have entered an order or decree under any Bankruptcy Law that (1) is for relief against the Fund in an involuntary case, (2) appoints a Custodian of the Fund or for all or substantially all of its property, or (3) orders the liquidation of the Fund.

(xiv)         Delivery of Commencement Irrevocable Transfer Agent Instructions and Notice of Effectiveness. The Commencement Irrevocable Transfer Agent Instructions shall have been executed by the Fund and delivered to acknowledged in writing by the Transfer Agent, and the Notice of Effectiveness relating to the Initial Registration Statement shall have been executed by the Fund’s outside counsel and delivered to the Transfer Agent, in each case directing the Transfer Agent to issue to the Investor or its designated Broker-Dealer all of the Shares included in the Initial Registration Statement as DWAC Shares in accordance with this Agreement and the Registration Rights Agreement.

(xv)          Opinions and Negative Assurance of Fund Counsel. On the Commencement Date, the Investor shall have received the opinions and negative assurances from outside counsel to the Fund, the Adviser and the Administrator, dated the Commencement Date, in the forms mutually agreed to by the Fund and the Investor prior to the date of this Agreement.

(xvi)         Comfort Letter of Accountant. On the Commencement Date, the Investor shall have received from the Accountant a letter dated the Commencement Date addressed to the Investor, in form and substance reasonably satisfactory to the Investor with respect to the unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus, and any Prospectus Supplement, except that the specific date referred to therein for the carrying out of procedures shall be no more than three (3) business days prior to the Commencement Date.

(xvii)        Research. Neither the Investor nor any Affiliate of the Investor shall have, in the prior thirty (30) days, published or distributed any research report (as such term is defined in Rule 500 of Regulation AC) concerning the Fund.

(xviii)       FINRA. On or prior to the Commencement Date, FINRA shall have confirmed in writing that it has no objection with respect to the fairness and reasonableness of the terms and arrangements of the transactions contemplated by the Transaction Documents.

Section 8.3.           Conditions Precedent to Purchases after Commencement Date. The right of the Fund to deliver VWAP Purchase Notices and Intraday VWAP Purchase Notices under this Agreement after the Commencement Date, and the obligation of the Investor to accept VWAP Purchase Notices and Intraday VWAP Purchase Notices timely delivered to the Investor by the Fund under this Agreement after the Commencement Date, are subject to the satisfaction of each of the conditions set forth in this Section 8.3, (X) with respect to a VWAP Purchase Notice for a VWAP Purchase that is timely delivered by the Fund to the Investor in accordance with this Agreement, as of the VWAP Purchase Commencement Time of the applicable VWAP Purchase Period for such VWAP Purchase to be effected pursuant to such VWAP Purchase Notice and (Y) with respect to an Intraday VWAP Purchase Notice for an Intraday VWAP Purchase that is timely delivered by the Fund to the Investor in accordance with this Agreement, as of the Intraday VWAP Purchase Commencement Time of the applicable Intraday VWAP Purchase Period for such Intraday VWAP Purchase to be effected pursuant to such Intraday VWAP Purchase Notice (each such VWAP Purchase Commencement Time (with respect to a VWAP Purchase Notice) and each such Intraday VWAP Purchase Commencement Time (with respect to an Intraday VWAP Purchase Notice), at which time all such conditions must be satisfied, a “Purchase Condition Satisfaction Time”).

(i)            Satisfaction of Certain Prior Conditions. Each of the conditions set forth in subsections (ii), (iii), and (viii) through (xiii) set forth in Section 8.2 shall be satisfied at the applicable Purchase Condition Satisfaction Time after the Commencement Date (with the terms “Commencement” and “Commencement Date” in the conditions set forth in subsections (i) and (ii) of Section 8.2 replaced with “applicable Purchase Condition Satisfaction Time”); provided, however, that the Fund shall not be required to deliver the Compliance Certificate after the Commencement Date, except as provided in Section 7.12 and Section 8.3(x).

(ii)            Initial Registration Statement Effective. The Initial Registration Statement covering the resale by the Investor of the Registrable Securities included therein filed by the Fund with the Commission pursuant to Section 2(a) of the Registration Rights Agreement, and any post-effective amendment thereto required to be filed by the Fund with the Commission after the Commencement Date and prior to the applicable Purchase Date pursuant to the Registration Rights Agreement, in each case shall remain effective for the applicable Registration Period, and the Investor shall be permitted to utilize the Prospectus therein, and any Prospectus Supplement thereto, to resell all of the Shares included in the Initial Registration Statement, and any post-effective amendment thereto, that have been issued and sold to the Investor hereunder pursuant to all VWAP Purchase Notices and Intraday VWAP Purchase Notices (as applicable) delivered by the Fund to the Investor prior to such applicable Purchase Date and (c) all of the Shares included in the Initial Registration Statement, and any post- effective amendment thereto, that are issuable pursuant to the applicable VWAP Purchase Notice or Intraday VWAP Purchase Notice (as applicable) delivered by the Fund to the Investor with respect to a VWAP Purchase or an Intraday VWAP Purchase (as applicable) to be effected hereunder on such applicable Purchase Date.

(iii)           Any Required New Registration Statement Effective. Any New Registration Statement covering the resale by the Investor of the Registrable Securities included therein, and any post-effective amendment thereto, required to be filed by the Fund with the Commission pursuant to the Registration Rights Agreement after the Commencement Date and prior to the applicable Purchase Date for such VWAP Purchase or Intraday VWAP Purchase (as applicable), in each case shall have been declared effective under the Securities Act by the Commission (or otherwise become effective) and shall remain effective for the applicable Registration Period, and the Investor shall be permitted to utilize the Prospectus therein, and any Prospectus Supplement thereto, to resell all of the Shares included in such New Registration Statement, and any post-effective amendment thereto, that have been issued and sold to the Investor hereunder pursuant to all VWAP Purchase Notices and Intraday VWAP Purchase Notices (as applicable) delivered by the Fund to the Investor prior to such applicable Purchase Date and (d) all of the Shares included in such new Registration Statement, and any post-effective amendment thereto, that are issuable pursuant to the applicable VWAP Purchase Notice or Intraday VWAP Purchase Notice (as applicable) delivered by the Fund to the Investor with respect to a VWAP Purchase or an Intraday VWAP Purchase (as applicable) to be effected hereunder on such applicable Purchase Date.

(iv)          Delivery of Subsequent Irrevocable Transfer Agent Instructions and Notice of Effectiveness. With respect to any post-effective amendment to the Initial Registration Statement, any New Registration Statement or any post-effective amendment to any New Registration Statement, in each case declared effective by the Commission after the Commencement Date, the Fund shall have delivered or caused to be delivered to the Transfer Agent (a) irrevocable instructions in the form substantially similar to the Commencement Irrevocable Transfer Agent Instructions executed by the Fund and acknowledged in writing by the Transfer Agent and (b) the Notice of Effectiveness, in each case modified as necessary to refer to such Registration Statement or post-effective amendment and the Registrable Securities included therein, to issue the Registrable Securities included therein as DWAC Shares in accordance with the terms of this Agreement and the Registration Rights Agreement.

(v)            No Material Notices. None of the following events shall have occurred and be continuing: (a) receipt of any request by the Commission or any other Governmental Authority for any additional information relating to the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto, or for any amendment of or supplement to the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto; (b) the issuance by the Commission or any other Governmental Authority of any stop order suspending the effectiveness of the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post- effective amendment thereto, or prohibiting or suspending the use of the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto, or of the suspension of qualification or exemption from qualification of the Shares for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for such purpose; (c) the objection of FINRA to the terms of the transactions contemplated by the Transaction Documents or (d) the occurrence of any event or the existence of any condition or state of facts, which makes any statement of a material fact made in the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto untrue or which requires the making of any additions to or changes to the statements then made in the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus or any Prospectus Supplement, in light of the circumstances under which they were made) not misleading, or which requires an amendment to the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto to comply with the Securities Act or any other law (other than the transactions contemplated by the applicable VWAP Purchase Notice delivered by the Fund to the Investor with respect to a VWAP Purchase, or the applicable Intraday VWAP Purchase Notice delivered by the Fund to the Investor with respect to an Intraday VWAP Purchase (as applicable) to be effected hereunder on such applicable Purchase Date and the settlement thereof). The Fund shall have no Knowledge of any event that could reasonably be expected to have the effect of causing the suspension of the effectiveness of the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post- effective amendment thereto, or the prohibition or suspension of the use of the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto in connection with the resale of the Registrable Securities by the Investor.

(vi)           Other Commission Filings. The final Prospectus included in any post-effective amendment to the Initial Registration Statement, and any Prospectus Supplement thereto, required to be filed by the Fund with the Commission pursuant to the Registration Rights Agreement after the Commencement Date and prior to the applicable Purchase Date for such VWAP Purchase or such Intraday VWAP Purchase (as applicable), shall have been filed with the Commission in accordance with the Registration Rights Agreement. The final Prospectus included in any New Registration Statement and in any post-effective amendment thereto, and any Prospectus Supplement thereto, required to be filed by the Fund with the Commission pursuant to Section 2.3 and the Registration Rights Agreement after the Commencement Date and prior to the applicable Purchase Date for such VWAP Purchase or such Intraday VWAP Purchase (as applicable), shall have been filed with the Commission in accordance with Section 2.3 and the Registration Rights Agreement. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Fund with the Commission pursuant to the reporting requirements of the Exchange Act, including all material required to have been filed pursuant to Section 13(a) or 15(d) of the Exchange Act, after the Commencement Date and prior to the applicable Purchase Date for such VWAP Purchase or such Intraday VWAP Purchase (as applicable), shall have been filed with the Commission and, if any Registrable Securities are covered by a Registration Statement on Form S-3, such filings shall have been made within the applicable time period prescribed for such filing under the Exchange Act.

(vii)         No Suspension of Trading in or Notice of Delisting of Common Shares. Trading in the Common Shares shall not have been suspended by the Commission, the Trading Market (or Eligible Market, as applicable) or FINRA (except for any suspension of trading of limited duration agreed to by the Fund, which suspension shall be terminated prior to the applicable Purchase Date for such VWAP Purchase or such Intraday VWAP Purchase (as applicable)), the Fund shall not have received any final and non-appealable notice that the listing or quotation of the Common Shares on the Trading Market (or Eligible Market, as applicable) shall be terminated on a date certain (unless, prior to such date certain, the Common Shares are listed or quoted on any other Eligible Market), nor shall there have been imposed any suspension of, or restriction on, accepting additional deposits of the Common Shares, electronic trading or book-entry services by DTC with respect to the Common Shares that is continuing, the Fund shall not have received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Shares, electronic trading or book-entry services by DTC with respect to the Common Shares is being imposed or is contemplated (unless, prior to such suspension or restriction, DTC shall have notified the Fund in writing that DTC has determined not to impose any such suspension or restriction).

(viii)         Certain Limitations. The issuance and sale of the Shares issuable pursuant to the applicable VWAP Purchase Notice or the applicable Intraday VWAP Purchase Notice (as applicable) shall not (a) exceed, in the case of a VWAP Purchase Notice, the VWAP Purchase Maximum Amount applicable to such VWAP Purchase Notice or, in the case of an Intraday VWAP Purchase Notice, the Intraday VWAP Purchase Maximum Amount applicable to such Intraday VWAP Purchase Notice, (b) cause the aggregate number of Common Shares issued pursuant to this Agreement to exceed the Aggregate Limit, (c) cause the Investor to beneficially own (under Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) Common Shares in excess of the Beneficial Ownership Limitation, or (d) if and to the extent the Exchange Cap is then applicable under Section 3.4, cause the aggregate number of Common Shares issued pursuant to this Agreement to exceed the Exchange Cap, unless in the case of this clause (d), the Fund’s stockholders have theretofore approved the issuance of such Common Shares in excess of the Exchange Cap in accordance with the applicable rules of the Trading Market.

(ix)           Shares Authorized and Delivered. All of the Shares issuable pursuant to the applicable VWAP Purchase Notice or Intraday VWAP Purchase Notice (as applicable) shall have been duly authorized by all necessary corporate action of the Fund. All Shares relating to all prior VWAP Purchase Notices and all prior Intraday VWAP Purchase Notices required to have been received by the Investor as DWAC Shares under this Agreement prior to the applicable Purchase Condition Satisfaction Time for the applicable VWAP Purchase or Intraday VWAP Purchase (as applicable), the Fund shall have instructed the Transfer Agent to deliver such Shares to the Investor as DWAC Shares in accordance with this Agreement. For the avoidance of doubt, this condition shall be deemed satisfied so long as the Fund has instructed its transfer agent to deliver such Shares to the Investor as DWAC Shares by no later than 10:00 a.m. New York City time on the applicable Purchase Date.

(x)            Bring-Down Opinions of Fund Counsel, Bring-Down Comfort Letters and Compliance Certificates. The Investor shall have received (a) all Bring-Down Opinions from outside counsel to the Fund, the Adviser and the Administrator for which the Fund, the Adviser and the Administrator were obligated to instruct their outside counsel to deliver to the Investor prior to the applicable Purchase Condition Satisfaction Time for the applicable VWAP Purchase or Intraday VWAP Purchase (as applicable), (b) all Bring-Down Comfort Letters which the Fund was obligated to instruct its Accountant to deliver prior to the applicable VWAP Purchase Condition Satisfaction Time for the applicable VWAP Purchase or Intraday VWAP Purchase and (c) all Compliance Certificates from the Fund, the Adviser and the Administrator that the Fund, the Adviser and the Administrator are obligated to deliver to the Investor prior to the applicable Purchase Condition Satisfaction Time for the applicable VWAP Purchase or Intraday VWAP Purchase (as applicable), in each case in accordance with Section 7.12.

(xi)           Material Non-Public Information. Neither the Fund nor, in the Investor’s sole discretion, the Investor, shall be in possession of any material non-public information concerning the Fund.

Article IX
TERMINATION

Section 9.1.          Automatic Termination. Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earliest to occur of (i) the first day of the month next following the 36-month anniversary of the Commencement Date, (ii) the date on which the Investor shall have purchased from the Fund, pursuant to all VWAP Purchases and Intraday VWAP Purchases that have occurred and fully settled pursuant to this Agreement, an aggregate number of Shares for a total aggregate gross purchase price to the Fund equal to the Total Commitment, (iii) the date on which the Common Shares shall have failed to be listed on the Trading Market or quoted on any Eligible Market for a period of one (1) Trading Day, (iv) the thirtieth (30th) Trading Day next following the date on which, pursuant to or within the meaning of any Bankruptcy Law, the Fund commences a voluntary case or any Person commences a proceeding against the Fund, in each case that is not discharged or dismissed prior to such thirtieth (30th) Trading Day, and (v) the date on which, pursuant to or within the meaning of any Bankruptcy Law, a Custodian is appointed for the Fund or for all or substantially all of its property, or the Fund makes a general assignment for the benefit of its creditors.

Section 9.2.          Other Termination. Subject to Section 9.3, the Fund may terminate this Agreement after the Commencement Date effective upon five (5) Trading Days’ prior written notice to the Investor in accordance with Section 11.4; provided, however, that prior to issuing any press release, or making any public statement or announcement, with respect to such termination, the Fund shall consult with the Investor and its counsel on the form and substance of such press release or other disclosure. Subject to Section 9.3, this Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent. Subject to Section 9.3, the Investor shall have the right to terminate this Agreement effective upon ten (10) Trading Days’ prior written notice to the Fund, which notice shall be made in accordance with Section 11.4 of this Agreement, if: (a) any condition, occurrence, state of facts or event constituting a Material Adverse Effect has occurred and is continuing; (b) a Fundamental Transaction shall have occurred; (c) the Initial Registration Statement and any New Registration Statement is not filed by the applicable Filing Deadline therefor or declared effective by the Commission (or otherwise become effective) by the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement) therefor, or the Fund is otherwise in breach or default in any material respect under any of the other provisions of the Registration Rights Agreement, and, if such failure, breach or default is capable of being cured, such failure, breach or default is not cured within ten (10) Trading Days after notice of such failure, breach or default is delivered to the Fund pursuant to Section 11.4 of this Agreement; (d) while a Registration Statement, or any post-effective amendment thereto, is required to be maintained effective pursuant to the terms of the Registration Rights Agreement and the Investor holds any Registrable Securities, the effectiveness of such Registration Statement, or any post-effective amendment thereto, lapses for any reason (including the issuance of a stop order by the Commission) or such Registration Statement or any post-effective amendment thereto, the Prospectus contained therein or any Prospectus Supplement thereto otherwise becomes unavailable to the Investor for the resale of all of the Registrable Securities included therein in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of thirty (30) consecutive Trading Days or for more than an aggregate of ninety (90) Trading Days in any 365-day period, other than due to acts of the Investor; (e) trading in the Common Shares on the Trading Market (or if the Common Shares are then listed on an Eligible Market, trading in the Common Shares on such Eligible Market) shall have been suspended and such suspension continues for a period of three (3) consecutive Trading Days; or (f) the Fund is in material breach or default of any of its covenants and agreements contained in this Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within ten (10) Trading Days after notice of such breach or default is delivered to the Fund pursuant to Section 11.4. Unless notification thereof is required elsewhere in this Agreement (in which case such notification shall be provided in accordance with such other provision), the Fund shall promptly (but in no event later than twenty-four (24) hours) notify the Investor (and, if required under applicable law, including Regulation FD promulgated by the Commission, or under the applicable rules and regulations of the Trading Market (or Eligible Market, as applicable), the Fund shall publicly disclose such information in accordance with Regulation FD and the applicable rules and regulations of the Trading Market (or Eligible Market, as applicable)) upon becoming aware of any of the events set forth in the immediately preceding sentence.

Section 9.3.           Effect of Termination. In the event of termination by the Fund or the Investor, the Adviser or the Administrator (other than by mutual termination) pursuant to Section 9.2, written notice thereof shall forthwith be given to the other party as provided in Section 11.4 and the transactions contemplated by this Agreement shall be terminated without further action by either party. Notwithstanding anything in this Agreement to the contrary, no termination of this Agreement by any party shall (i) become effective prior to the fifth (5th) Trading Day immediately following the settlement date related to any pending VWAP Purchase or any pending Intraday VWAP Purchase (as applicable) that has not been fully settled in accordance with the terms and conditions of this Agreement (it being hereby acknowledged and agreed that no termination of this Agreement shall limit, alter, modify, change or otherwise affect any of the Fund’s or the Investor’s rights or obligations under the Transaction Documents with respect to any pending VWAP Purchase and any pending Intraday VWAP Purchase (as applicable), and that the parties shall fully perform their respective obligations with respect to any such pending VWAP Purchase and any pending Intraday VWAP Purchase under the Transaction Documents), or (ii) limit, alter, modify, change or otherwise affect the Fund’s or the Investor’s rights or obligations under the Registration Rights Agreement, all of which shall survive any such termination. Nothing in this Section 9.3 shall be deemed to release the Fund or the Investor from any liability for any breach or default under this Agreement, the Registration Rights Agreement or any of the other Transaction Documents to which it is a party, or to impair the rights of the Fund and the Investor to compel specific performance by the other party of its obligations under the Agreement, the Registration Rights Agreement or any of the other Transaction Documents to which it is a party.

Article X
INDEMNIFICATION

Section 10.1.        Indemnification of Investor. In consideration of the Investor’s execution and delivery of this Agreement and acquiring the Shares hereunder and in addition to all of the Fund’s other obligations under the Transaction Documents to which it is a party, subject to the provisions of this Section 10.1, the Fund shall indemnify and hold harmless the Investor, its Affiliates, each of their respective directors, officers, shareholders, members, partners, employees, representatives, agents and advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title), each Person, if any, who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act), and the respective directors, officers, shareholders, members, partners, employees, representatives, agents and advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons (each, an “Investor Party”), each of which shall be an express third party beneficiary of this Article X, from and against all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses (including all judgments, amounts paid in settlement, court costs, reasonable attorneys’ fees and costs of defense and investigation) (collectively, “Damages”) that any Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Fund in this Agreement, the Registration Rights Agreement or in the other Transaction Documents to which it is a party or (b) any action, suit, claim or proceeding (including for these purposes a derivative action brought on behalf of the Fund) instituted against such Investor Party arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents, other than, in the case of both clause (a) and (b), claims for indemnification within the scope of Section 6 of the Registration Rights Agreement; provided, however, that (x) the foregoing indemnity shall not apply to any Damages to the extent, but only to the extent, that such Damages resulted directly and primarily from a breach of any of the Investor’s representations, warranties, covenants or agreements contained in this Agreement or the Registration Rights Agreement, and (y) the Fund shall not be liable under subsection (b) of this Section 10.1 to the extent, but only to the extent, that a court of competent jurisdiction shall have determined by a final judgment (from which no further appeals are available) that such Damages resulted directly and primarily from any acts or failures to act, undertaken or omitted to be taken by such Investor Party through its fraud, bad faith, gross negligence, or willful or reckless misconduct.

The Fund shall reimburse any Investor Party promptly upon demand (with accompanying presentation of sufficiently detailed documentary evidence) for all reasonable, documented out-of-pocket legal and other costs and expenses reasonably incurred by such Investor Party in connection with (i) any action, suit, claim or proceeding, whether at law or in equity, to enforce compliance by the Fund with any provision of the Transaction Documents or (ii) any other any action, suit, claim or proceeding, whether at law or in equity, with respect to which it is entitled to indemnification under this Section 10.1; provided that the Investor shall promptly reimburse the Fund for all such reasonable, documented out-of-pocket legal and other costs and expenses to the extent a court of competent jurisdiction determines that any Investor Party was not entitled to such reimbursement.

An Investor Party’s right to indemnification or other remedies based upon the representations, warranties, covenants and agreements of the Fund set forth in this Agreement shall not in any way be affected by any investigation or knowledge of such Investor Party. Such representations, warranties, covenants and agreements shall not be affected or deemed waived by reason of the fact that an Investor Party knew or should have known that any representation or warranty might be inaccurate or that the Fund failed to comply with any agreement or covenant. Any investigation by such Investor Party shall be for its own protection only and shall not affect or impair any right or remedy hereunder.

To the extent that the foregoing undertakings by the Fund set forth in this Section 10.1 may be unenforceable for any reason, the Fund shall make the maximum contribution to the payment and satisfaction of each of the Damages which is permissible under applicable law, provided that in no event shall the Investor be obligated to contribute any amount in excess of the fees it actually receives pursuant to this Agreement.

Section 10.2.        Indemnification Procedures. Promptly after an Investor Party receives notice of a claim or the commencement of an action for which the Investor Party intends to seek indemnification under Section 10.1, the Investor Party will notify the Fund in writing of the claim or commencement of the action, suit or proceeding; provided, however, that failure to notify the Fund will not relieve the Fund from liability under Section 10.1, except to the extent it has been materially prejudiced by the failure to give notice. The Fund will be entitled to participate in the defense of any claim, action, suit or proceeding as to which indemnification is being sought, and if the Fund acknowledges in writing the obligation to indemnify the Investor Party against whom the claim or action is brought, the Fund may (but will not be required to) assume the defense against the claim, action, suit or proceeding with counsel satisfactory to it. After the Fund notifies the Investor Party that the Fund wishes to assume the defense of a claim, action, suit or proceeding, the Fund will not be liable for any further legal or other expenses incurred by the Investor Party in connection with the defense against the claim, action, suit or proceeding except that if, in the opinion of counsel to the Investor Party, it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Fund and such Investor Party. In such event, the Fund will pay the reasonable fees and expenses of no more than one separate counsel for all such Investor Parties promptly as such fees and expenses are incurred. Each Investor Party, as a condition to receiving indemnification as provided in Section 10.1, will cooperate in all reasonable respects with the Fund in the defense of any action or claim as to which indemnification is sought. The Fund will not be liable for any settlement of any action effected without its prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. The Fund will not, without the prior written consent of the Investor Party, such consent not to be unreasonably withheld, delayed or conditioned, effect any settlement of a pending or threatened action with respect to which an Investor Party is, or is informed that it may be, made a party and for which it would be entitled to indemnification, unless the settlement includes an unconditional release of the Investor Party from all liability and claims which are the subject matter of the pending or threatened action.

The remedies provided for in this Article X are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Investor Party at law or in equity.

Article XI
MISCELLANEOUS

Section 11.1.         Certain Fees and Expenses; Commencement Irrevocable Transfer Agent Instructions.

(i)             Certain Fees and Expenses. Each party shall bear its own fees and expenses related to the transactions contemplated by this Agreement; provided, however, that the Fund, prior to the Closing Date, has paid to the Investor, by wire transfer of immediately available funds to an account designated by the Investor prior to the date of this Agreement, a non-accountable and non-refundable document preparation fee of $37,500 for the Investor’s documented expenses (the “Document Preparation Fee”), in connection with the preparation, negotiation, execution and delivery of the Transaction Documents and legal due diligence of the Fund; provided, further, that the Document Preparation Fee shall be waived and reimbursed in full if the total aggregate purchase price paid by the Investor for Shares purchased pursuant to this Agreement equals or exceeds seven million five hundred thousand (7,500,000) dollars during the twelve (12) month period beginning on the effective date of the Initial Registration Statement, with such waiver and reimbursement being made in the manner and from agreed upon in writing by the parties hereto. The Fund shall also pay to the Investor $5,000 per Representation Date, but no more than once per fiscal quarter, in connection with the Investor’s ongoing due diligence and review of deliverables subject to Section 7.12, except to the extent the requirement for deliverables following the applicable Representation Date has been waived. The Fund shall pay all U.S. federal, state and local stamp and other similar transfer and other taxes and duties levied in connection with issuance of the Securities pursuant hereto.

(ii)            Reserved.

(iii)           Irrevocable Transfer Agent Instructions; Notice of Effectiveness. On the Effective Date of the Initial Registration Statement and prior to Commencement, the Fund shall deliver or cause to be delivered to the Transfer Agent, (a) irrevocable instructions executed by the Fund to be acknowledged in writing by the Transfer Agent (the “Commencement Irrevocable Transfer Agent Instructions”) and (b) the notice of effectiveness in the form attached as an exhibit to the Registration Rights Agreement (the “Notice of Effectiveness”) relating to the Initial Registration Statement executed by the Fund’s outside counsel. With respect to any post-effective amendment to the Initial Registration Statement, any New Registration Statement or any post-effective amendment to any New Registration Statement, in each case becoming effective after the Commencement Date, the Fund shall deliver or cause to be delivered to the Transfer Agent (x) irrevocable instructions in the form substantially similar to the Commencement Irrevocable Transfer Agent Instructions executed by the Fund and to be acknowledged in writing by the Transfer Agent and (y) the Notice of Effectiveness, in each case modified as necessary to refer to such Registration Statement or post-effective amendment and the Registrable Securities included therein. For the avoidance of doubt, all Shares to be issued in respect of any VWAP Purchase Notice delivered to the Investor pursuant to this Agreement shall be issued to the Investor in accordance with Section 3.3 by crediting the Investor’s account at DTC as DWAC Shares, and the Fund shall not take any action or give instructions to the Transfer Agent otherwise.

Section 11.2.         Consent to Jurisdiction, Waiver of Jury Trial.

(i)             Each of the Fund and the Investor (a) hereby irrevocably submits to the jurisdiction of the U.S. District Court and other courts of the United States sitting in the City and County of New York in the State of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement, and (b) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Fund and the Investor consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 11.2 shall affect or limit any right to serve process in any other manner permitted by law.

(ii)            EACH OF THE FUND AND THE INVESTOR HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR DISPUTES RELATING HERETO. EACH OF THE FUND AND THE INVESTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.2.

Section 11.3.        Entire Agreement. The Transaction Documents set forth the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written, with respect to such matters. There are no promises, undertakings, representations or warranties by either party relative to the subject matter hereof not expressly set forth in the Transaction Documents. All exhibits to this Agreement are hereby incorporated by reference in, and made a part of, this Agreement as if set forth in full herein.

Section 11.4.         Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or electronic mail delivery at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The address for such communications shall be:

If to the Fund, the Adviser or the Administrator:

Ellington Credit Company
53 Forest Ave.
Old Greenwich, CT 06870
Telephone Number: 203-409-3585
Email: legalnotices@ellington.com
Attention: General Counsel

With a copy (which shall not constitute notice) to:

Dechert LLP
1900 K Street, NW
Washington, DC 20006
Telephone Number: 212-698-3525; 202-261-3392
Email: richard.horowitz@dechert.com;
matthew.barsamian@dechert.com
Attention: Richard Horowitz, Matthew Barsamian

If to the Investor:

Citizens JMP Securities, LLC
1301 Avenue of the Americas

New York, NY 10019
Telephone Number: 212-906-3533
Email: DL-JMP-ECM@Citizensbank.com
Attention: Equity Syndicate

With a copy (which shall not constitute notice) to:

Duane Morris LLP

22 Vanderbilt

335 Madison Avenue, 23rd Floor
New York, NY 10017
Telephone Number: 973-424-2020
Email: dmcolucci@duanemorris.com
Attention: Dean M. Colucci

Either party hereto may from time to time change its address for notices by giving at least five (5) days’ advance written notice of such changed address to the other party hereto.

Section 11.5.         Waivers. No provision of this Agreement may be waived by the parties from and after the date that is one (1) Trading Day immediately preceding the date on which the Initial Registration Statement is initially filed with the Commission. Subject to the immediately preceding sentence, no provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercises thereof or of any other right, power or privilege.

Section 11.6.         Amendments. No provision of this Agreement may be amended by the parties from and after the date that is one (1) Trading Day immediately preceding the date on which the Initial Registration Statement is initially filed with the Commission. Subject to the immediately preceding sentence, no provision of this Agreement may be amended other than by a written instrument signed by both parties hereto.

Section 11.7.         Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 11.8.         Construction. The parties agree that each of them and their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents. In addition, each and every reference to share prices (including the Threshold Price) and number of Common Shares in any Transaction Document shall, in all cases, be subject to adjustment for any stock splits, stock combinations, stock dividends, recapitalizations, reorganizations and other similar transactions that occur on or after the date of this Agreement. Any reference in this Agreement to “Dollars” or “$” shall mean the lawful currency of the United States of America. Any references to “Section” or “Article” in this Agreement shall, unless otherwise expressly stated herein, refer to the applicable Section or Article of this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

Section 11.9.         Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. Neither the Fund nor the Investor may assign this Agreement or any of their respective rights or obligations hereunder to any Person.

Section 11.10.       No Third Party Beneficiaries. Except as expressly provided in Article X, this Agreement is intended only for the benefit of the parties hereto and their respective successors, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 11.11.      Governing Law. This Agreement shall be governed by and construed in accordance with the internal procedural and substantive laws of the State of New York, without giving effect to any laws or rules of such state that would cause the application of the laws of any other jurisdiction.

Section 11.12.      Survival. The representations, warranties, covenants and agreements of the Fund and the Investor contained in this Agreement shall survive the execution and delivery hereof until the termination of this Agreement; provided, however, that (i) the provisions of Article V (Representations, Warranties and Covenants of the Fund), Article VI (Representations, Warranties and Covenants of the Adviser and the Administrator), Article IX (Termination), Article X (Indemnification) and this Article XI (Miscellaneous) shall remain in full force and effect indefinitely notwithstanding such termination, and, (ii) so long as the Investor owns any Shares, the covenants and agreements of the Fund and the Investor contained in Article VII (Additional Covenants), shall remain in full force and effect notwithstanding such termination for a period of six (6) months following such termination.

Section 11.13.      Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file, including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, www.echosign.adobe.com, etc., shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

Section 11.14.      Publicity. The Fund shall afford the Investor and its counsel with a reasonable opportunity to review and comment upon, shall consult with the Investor and its counsel on the form and substance of, and shall give due consideration to all such comments from the Investor or its counsel on, any press release, Commission filing or any other public disclosure made by or on behalf of the Fund relating to the Investor, its purchases hereunder or any aspect of the Transaction Documents or the transactions contemplated thereby, prior to the issuance, filing or public disclosure thereof; provided, the Fund shall not be required to submit for review any such disclosure (i) contained in periodic reports filed with the Commission if it shall have previously provided the same disclosure to the Investor or its counsel for review in connection with a previous filing or (ii) any Prospectus Supplement if it contains disclosure that does not reference the Investor, its purchases hereunder or any aspect of the Transaction Documents or the transactions contemplated thereby. The Fund agrees and acknowledges that its failure to comply with this provision in all material respects shall constitute a Material Adverse Effect for purposes of Section 8.2(xi) and Section 8.3(i).

Section 11.15.       Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 11.16.      Further Assurances. From and after the Closing Date, upon the request of the Investor or the Fund, each of the Fund and the Investor shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

Section 11.17.       Acknowledgement Regarding Relationship with Investor. The Fund acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s-length purchaser with respect to this Agreement and the transactions contemplated by the Transaction Documents. The Fund further acknowledges that the Investor and its representatives are not acting as a financial advisor or fiduciary of the Fund (or in any similar capacity) with respect to this Agreement and the transactions contemplated by the Transaction Documents, and any advice given by the Investor or any of its representatives or agents in connection therewith is merely incidental to the Investor’s acquisition of the Shares. The Fund further represents to the Investor that the Fund’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation of the transactions contemplated thereby by the Fund and its representatives. The Fund acknowledges and agrees that the Investor has not made and does not make any representations or warranties with respect to the transactions contemplated by the Transaction Documents other than those specifically set forth in Article IV.

Section 11.18.     Investor’s Affiliate Relationships. The Investor and its Affiliates engage in a wide range of activities for their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, merchant banking, equity and fixed income sales, trading and research, derivatives, foreign exchange, futures, asset management, custody, clearance and securities lending. In the course of their respective business, Affiliates of the Investor may, directly or indirectly, hold long or short positions, trade and otherwise conduct such activities in or with respect to debt or equity securities or bank debt of, or derivative products relating to, the Fund. Any such position will be created, and maintained, independently of the position the Investor takes in the Fund. In addition, at any given time Affiliates of the Investor may have been or in the future may be engaged by one or more entities that may be competitors with, or otherwise adverse to, the Fund in matters unrelated to the transactions contemplated by the Transaction Documents, and Affiliates of the Investor may have or may in the future provide investment banking or other services to the Fund in matters unrelated to the transactions contemplated by the Transaction Documents. Activities of any of the Investor’s Affiliates performed on behalf of the Fund may give rise to actual or apparent conflicts of interest given the Investor’s potentially competing interests with those of the Fund. The Fund expressly acknowledges the benefits it receives from the Investor’s participation in the transactions contemplated by the Transaction Documents, on the one hand, and the Investor’s Affiliates’ activities, if any, on behalf of the Fund unrelated to the transactions contemplated by the Transaction Documents, on the other hand, and understands the conflict or potential conflict of interest that may arise in this regard, and has consulted with such independent advisors as it deems appropriate in order to understand and assess the risks associated with these potential conflicts of interest. Consistent with applicable legal and regulatory requirements, applicable Affiliates of the Investor have adopted policies and procedures to establish and maintain the independence of their research departments and personnel from their investment banking groups and the Investor. As a result, research analysts employed by Affiliates of the Investor may hold views, make statements or investment recommendations or publish research reports with respect to the Fund or the transactions contemplated by the Transaction Documents that differ from the views of the Investor.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

THE FUND:

ELLINGTON CREDIT COMPANY:

By:	/s/ Laurence E. Penn
Name: Laurence E. Penn
Title: Chief Executive Officer

THE ADVISER:

ELLINGTON CREDIT COMPANY MANAGEMENT LLC:

By:	/s/ Laurence E. Penn
Name: Laurence E. Penn
Title: Authorized Signatory

THE ADMINISTRATOR:

ELLINGTON CREDIT COMPANY ADMINISTRATION LLC:

By:	/s/ Laurence E. Penn
Name: Laurence E. Penn
Title: Authorized Signatory

THE INVESTOR:

CITIZENS JMP SECURITIES, LLC:

By:	/s/ Gianpaolo Arpaia
Name: Gianpaolo Arpaia
Title: Managing Director

ANNEX I TO THE
COMMON SHARES PURCHASE AGREEMENT
DEFINITIONS

“Accountant” shall have the meaning assigned to such term in Section 5.6(d).

“the Acts” means collectively the Investment Company Act and the Securities Act.

“Affiliate” shall mean any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Aggregate Limit” shall have the meaning assigned to such term in Section 2.1 of this Agreement.

“Agreement” shall have the meaning assigned to such term in the preamble of this Agreement.

“Anti-Corruption Laws” shall mean any applicable Laws relating to anti-bribery or anti-corruption (governmental or commercial), including the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the U.S. Travel Act, 18 U.S.C. § 1952, and the U.K. Bribery Act 2010, when applicable.

“Average Price” shall mean a price per Share (rounded to the nearest tenth of a cent) equal to the quotient obtained by dividing (i) the aggregate gross purchase price paid by the Investor for all Shares purchased pursuant to this Agreement, by (ii) the aggregate number of Shares issued pursuant to this Agreement.

“Bankruptcy Law” shall mean Title 11, U.S. Code, or any similar U.S. federal or state law for the relief of debtors.

“Base Price” shall mean a price per Share equal to the sum of (i) the Minimum Price and (ii) $0.06.

“Beneficial Ownership Limitation” shall have the meaning assigned to such term in Section 3.5 of this Agreement.

“Bloomberg” shall mean Bloomberg, L.P.

“Bring-Down Comfort Letter” shall have the meaning assigned to such term in Section 7.12 of this Agreement.

“Bring-Down Opinion” shall have the meaning assigned to such term in Section 7.12 of this Agreement.

“Broker-Dealer” shall have the meaning assigned to such term in Section 7.11 of this Agreement.

“Bylaws” shall have the meaning assigned to such term in Section 5.3 of this Agreement.

“Certificate” shall have the meaning assigned to such term in Section 5.3 of this Agreement.

“Closing” shall mean the time at which this Agreement shall become effective and binding.

“Closing Date” shall mean the date of this Agreement.

“Closing Sale Price” shall mean, for the Common Shares as of any date, the last closing trade price for the Common Shares on the Trading Market (or, if the Common Shares are then listed on an Eligible Market, on such Eligible Market), as reported by Bloomberg, or, if the Trading Market (or such Eligible Market, as applicable) begins to operate on an extended hours basis and does not designate the closing trade price for the Common Shares, then the last trade price for the Common Shares prior to 4:00 p.m., New York City time, as reported by Bloomberg.

“Code” shall have the meaning assigned to such term in Section 5.20 of this Agreement.

“Commencement” shall have the meaning assigned to such term in Section 3.1 of this Agreement.

“Commencement Date” shall have the meaning assigned to such term in Section 3.1 of this Agreement.

“Commencement Irrevocable Transfer Agent Instructions” shall have the meaning assigned to such term in Section 11.1(ii).

“Commission” shall mean the U.S. Securities and Exchange Commission or any successor entity.

“Commission Documents” shall mean (1) all reports, schedules, registrations, forms, statements, information and other documents filed with or furnished to the Commission by the Fund pursuant to the reporting requirements of the Exchange Act, including all material filed with or furnished to the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for any period during which the Fund was subject to such requirements as a reporting company under the Exchange Act prior to April 1, 2025; (2) all reports, registration statements, forms, and other filings filed by the Fund with the Commission pursuant to the Investment Company Act of 1940 and, to the extent applicable, the Exchange Act, including, without limitation, the Fund’s Annual Reports on Form N-CSR and Semi-Annual Reports on Form N-CSRS for the period beginning April 1, 2025, and any subsequent filings required of a registered investment company; (3) each Registration Statement, as the same may be amended from time to time, the Prospectus contained therein and each Prospectus Supplement thereto; and (4) all information contained in such filings and all documents and disclosures that have been and heretofore shall be incorporated by reference therein.

“Common Shares” shall have the meaning assigned to such term in the recitals of this Agreement.

“Common Share Equivalents” shall mean any securities of the Fund which entitle the holder thereof to acquire at any time Common Shares, including any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares.

“Compliance Certificates” shall have the meaning assigned to such term in Section 8.2(ii) of this Agreement.

“Confidential Data” shall mean all data for which the Fund is required by Law, Contract or privacy policy to keep confidential or private, including all such data transmitted to the Fund by Persons that interact with the Fund.

“Contracts” shall mean any legally binding contracts, agreements, subcontracts, leases, and purchase orders.

“Cover Price” shall have the meaning assigned to such term in Section 3.3 of this Agreement.

“Custodian” shall mean any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Damages” shall have the meaning assigned to such term in Section 10.1 of this Agreement.

“Data Treatment” shall mean the analysis, receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security (both technical and physical), disposal, destruction, disclosure or transfer (including cross-border) of any personal information that specifically identifies, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, any particular individual or household.

“Disqualification Event” shall have the meaning assigned to such term in Section 5.31 of this Agreement.

“Document Preparation Fee” shall have the meaning assigned to such term in Section 11.1(i) of this Agreement.

“DTC” shall mean The Depository Trust Company, a subsidiary of The Depository Trust & Clearing Corporation, or any successor thereto.

“DWAC” shall have the meaning assigned to such term in Section 5.26 of this Agreement.

“DWAC Shares” shall mean Common Shares issued pursuant to this Agreement that are (i) issued in electronic form, (ii) freely tradable and transferable and without restriction on resale and without stop transfer instructions maintained against the transfer thereof and (iii) timely credited by the Transfer Agent to the Investor’s (or its designated Broker-Dealer at which the account or accounts to be credited with the Shares being purchased by Investor are maintained) specified DWAC account with DTC under its Fast Automated Securities Transfer (FAST) Program, or any similar program hereafter adopted by DTC performing substantially the same function.

“EDGAR” shall mean the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“Effective Date” shall mean, with respect to the Initial Registration Statement filed pursuant to Section 2(a) of the Registration Rights Agreement (or any post-effective amendment thereto) or any New Registration Statement filed pursuant to Section 2(c) of the Registration Rights Agreement (or any post-effective amendment thereto), as applicable, the date on which the Initial Registration Statement (or any post-effective amendment thereto) or any New Registration Statement (or any post-effective amendment thereto) is declared effective by the Commission.

“Effectiveness Deadline” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Eligible Market” shall mean The Nasdaq Global Market, The Nasdaq Capital Market, or the NYSE American (or any nationally recognized successor to any of the foregoing).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Exchange Cap” shall have the meaning assigned to such term in Section 3.4(a) of this Agreement.

“Filing Deadline” shall have the meaning assigned to such term in the Registration Rights Agreement.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“FINRA Filing” shall have the meaning assigned to such term in Section 7.13 of this Agreement.

“Fund” shall have the meaning assigned to such term in the preamble of this Agreement.

“Fundamental Transaction” shall mean that (i) the Fund shall, directly or indirectly, in one or more related transactions, (a) consolidate or merge with or into (whether or not the Fund is the surviving corporation) another Person, with the result that the holders of the Fund’s capital stock immediately prior to such consolidation or merger together beneficially own less than 50% of the outstanding voting power of the surviving or resulting corporation, or (b) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the assets of the Fund to another Person, or (c) take action to facilitate a purchase, tender or exchange offer by another Person that is accepted by the holders of more than 50% of the outstanding Common Shares (excluding any Common Shares held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (d) consummate a stock or share purchase agreement or other business combination (including a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding Common Shares (not including any Common Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (e) reorganize, recapitalize or reclassify its Common Shares, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Shares.

“GAAP” shall have the meaning assigned to such term in Section 5.6(b) of this Agreement.

“Governmental Authority” shall mean any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, arbitral body (public or private) or tribunal.

“Governmental Order” shall mean any order, judgment, injunction, decree, writ, stipulation, determination, directive, mandate, consent, approval or award, in each case, entered by or with any Governmental Authority.

“Initial Registration Statement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Intellectual Property” shall have the meaning assigned to such term in Section 5.17(b) of this Agreement.

“Intraday VWAP Purchase” shall have the meaning assigned to such term in Section 3.2 of this Agreement.

“Intraday VWAP Purchase Commencement Time” shall mean, with respect to an Intraday VWAP Purchase made pursuant to Section 3.2, the time that is the latest of: (i) the VWAP Purchase Ending Time of the VWAP Purchase Period for the VWAP Purchase preceding the Intraday VWAP Purchase Period for such Intraday VWAP Purchase occurring on the same Purchase Date as such earlier VWAP Purchase, if the Fund has timely delivered a VWAP Purchase Notice to the Investor for a VWAP Purchase on such Purchase Date, (ii) the Intraday VWAP Purchase Ending Time of the Intraday VWAP Purchase Period for the most recent prior Intraday VWAP Purchase, if any, occurring on the same Purchase Date as such Intraday VWAP Purchase, and (iii) the Investor’s timely receipt (acknowledged by email correspondence to each of the individual notice recipients of the Fund set forth in the applicable Intraday VWAP Purchase Notice, other than via auto-reply) from the Fund of the applicable Intraday VWAP Purchase Notice for such Intraday VWAP Purchase on the applicable Purchase Date therefor.

“Intraday VWAP Purchase Ending Time” means, with respect to an Intraday VWAP Purchase made pursuant to Section 3.2, the time on the Purchase Date for such Intraday VWAP Purchase that is the earliest of: (i) 3:59 p.m., New York City time, on the applicable Purchase Date for such Intraday VWAP Purchase, or such earlier time publicly announced by the Trading Market (or, if the Common Shares are then listed on an Eligible Market, by such Eligible Market) as the official close of the primary (or “regular”) trading session on the Trading Market (or on such Eligible Market, as applicable) on such Purchase Date; (ii) immediately at such time following the Intraday VWAP Purchase Commencement Time of the Intraday VWAP Purchase Period for such Intraday VWAP Purchase that the total number (or volume) of Common Shares traded on the Trading Market (or on such Eligible Market, as applicable) during such Intraday VWAP Purchase Period has exceeded the applicable Intraday VWAP Purchase Share Volume Maximum for such Intraday VWAP Purchase (taking into account the Intraday VWAP Purchase Percentage specified by the Fund in the applicable Intraday VWAP Purchase Notice for such Intraday VWAP Purchase); provided, however, that the calculation of the total number (or volume) of Common Shares traded on the Trading Market (or on such Eligible Market, as applicable) during such Intraday VWAP Purchase Period shall exclude from such calculation all Common Shares traded in any of the following transactions, to the extent they occur during such Intraday VWAP Purchase Period (as applicable): (A) the opening or first purchase of Common Shares at or following the official open of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date, (B) the last or closing sale of Common Shares at or prior to the official close of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date (as applicable), and (C) provided the Fund shall have specified in the applicable Intraday VWAP Purchase Notice that clause (iii) below shall not trigger the Intraday VWAP Purchase Ending Time for such Intraday VWAP Purchase (such specification by the Fund, whether in an Intraday VWAP Purchase Notice or in a VWAP Purchase Notice, a “Limit Order Continue Election”), all sales of Common Shares on the Trading Market (or on such Eligible Market, as applicable) during such Intraday VWAP Purchase Period at a Sale Price that is less than the applicable Intraday VWAP Purchase Minimum Price Threshold; and (iii) provided the Fund shall have specified in the applicable Intraday VWAP Purchase Notice that this clause (iii) shall trigger the Intraday VWAP Purchase Ending Time for such Intraday VWAP Purchase (such specification by the Fund, whether in an Intraday VWAP Purchase Notice or in a VWAP Purchase Notice, a “Limit Order Discontinue Election”), immediately at such time following the Intraday VWAP Purchase Commencement Time of the Intraday VWAP Purchase Period for such Intraday VWAP Purchase that the Sale Price of any share of Common Shares traded on the Trading Market (or on such Eligible Market, as applicable) during such Intraday VWAP Purchase Period is less than the applicable Intraday VWAP Purchase Minimum Price Threshold; provided, however, that the determination of whether the Sale Price of any share of Common Shares traded during such Intraday VWAP Purchase Period is less than the applicable Intraday VWAP Purchase Minimum Price Threshold shall exclude (A) the opening or first purchase of Common Shares at or following the official open of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date and (B) the last or closing sale of Common Shares at or prior to the official close of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date (as applicable).

“Intraday VWAP Purchase Maximum Amount” means, with respect to an Intraday VWAP Purchase made pursuant to Section 3.2, such number of Common Shares equal to the lesser of: (i) one (1) million shares, or such greater amount as may be agreed to by the Investor with respect to such Intraday VWAP Purchase Notice, not to exceed one million five hundred thousand (1,500,000) shares, and (ii) the product of (A) the Intraday VWAP Purchase Percentage specified by the Fund in the applicable Intraday VWAP Purchase Notice for such Intraday VWAP Purchase, multiplied by (B) the total number (or volume) of Common Shares traded on the Trading Market (or, if the Common Shares are then listed on an Eligible Market, on such Eligible Market) during the Intraday VWAP Purchase Period for such Intraday VWAP Purchase; provided, however, that the calculation of the total number (or volume) of Common Shares traded on the Trading Market (or on such Eligible Market, as applicable) during such Intraday VWAP Purchase Period referred to in clause (ii)(B) above shall exclude from such calculation all Common Shares traded in any of the following transactions, to the extent they occur during such Intraday VWAP Purchase Period (as applicable): (1) the opening or first purchase of Common Shares at or following the official open of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date, (2) the last or closing sale of Common Shares at or prior to the official close of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date (as applicable), and (3) provided the Fund shall have specified a Limit Order Continue Election in the applicable Intraday VWAP Purchase Notice for such Intraday VWAP Purchase, all sales of Common Shares on the Trading Market (or on such Eligible Market, as applicable) during such Intraday VWAP Purchase Period at a Sale Price that is less than the applicable Intraday VWAP Purchase Minimum Price Threshold.

“Intraday VWAP Purchase Minimum Price Threshold” means, with respect to an Intraday VWAP Purchase made pursuant to Section 3.2, either (a) the dollar amount specified by the Fund in the applicable Intraday VWAP Purchase Notice for such Intraday VWAP Purchase as the per share minimum Sale Price threshold to be used in determining whether the event in clause (iii) of the definition of “Intraday VWAP Purchase Ending Time” shall have occurred during the applicable Intraday VWAP Purchase Period for such Intraday VWAP Purchase, if the Fund shall have specified a Limit Order Discontinue Election in the applicable Intraday VWAP Purchase Notice for such Intraday VWAP Purchase, or (b) the dollar amount specified by the Fund in the applicable Intraday VWAP Purchase Notice for such Intraday VWAP Purchase as the per share minimum Sale Price threshold to be used in determining the sales of Common Shares during the applicable Intraday VWAP Purchase Period that shall be excluded from the calculation of the total number (or volume) of Common Shares traded on the Trading Market (or on such Eligible Market, as applicable) during such Intraday VWAP Purchase Period, if the Fund shall have specified a Limit Order Continue Election in the applicable Intraday VWAP Purchase Notice for such Intraday VWAP Purchase; provided, however, that in each case if the Fund has not specified any such dollar amount as the per share minimum Sale Price threshold in the applicable Intraday VWAP Purchase Notice for such Intraday VWAP Purchase, then the per share minimum Sale Price threshold to be used in such Intraday VWAP Purchase shall be such dollar amount equal to the product of (a) the Closing Sale Price of the Common Shares on the Trading Day immediately preceding the Purchase Date for such Intraday VWAP Purchase, multiplied by (b) 0.75.

“Intraday VWAP Purchase Notice” means, with respect to an Intraday VWAP Purchase made pursuant to Section 3.2, an irrevocable written notice from the Fund to the Investor, specifying the Intraday VWAP Purchase Percentage that shall apply to such Intraday VWAP Purchase and whether a Limit Order Continue Election or a Limit Order Discontinue Election shall apply to such Intraday VWAP Purchase, and directing the Investor to subscribe for and purchase a specified Intraday VWAP Purchase Share Amount (such specified Intraday VWAP Purchase Share Amount subject to adjustment as set forth in Section 3.2 as necessary to give effect to the applicable Intraday VWAP Purchase Maximum Amount for such Intraday VWAP Purchase), at the applicable Intraday VWAP Purchase Price therefor on the Purchase Date for such Intraday VWAP Purchase in accordance with this Agreement, that is delivered by the Fund to the Investor and received by the Investor (i) after the latest of (X) 10:00 a.m., New York City time, on such Purchase Date, if the Fund has not timely delivered a VWAP Purchase Notice to the Investor for a VWAP Purchase on such Purchase Date, (Y) the VWAP Purchase Ending Time of the VWAP Purchase Period for the VWAP Purchase preceding the Intraday VWAP Purchase Period for such Intraday VWAP Purchase occurring on the same Purchase Date as such earlier VWAP Purchase, if the Fund has timely delivered a VWAP Purchase Notice to the Investor for a VWAP Purchase on such Purchase Date, and (Z) the Intraday VWAP Purchase Ending Time of the Intraday VWAP Purchase Period for the most recent prior Intraday VWAP Purchase, if any, occurring on the same Purchase Date as such Intraday VWAP Purchase, and (ii) prior to the earlier of (X) 3:30 p.m., New York City time, on such Purchase Date and (Y) such time that is exactly thirty (30) minutes immediately prior to the official close of the primary (or “regular”) trading session on the Trading Market (or, if the Common Shares are then listed on an Eligible Market, on such Eligible Market) on such Purchase Date, if the Trading Market (or such Eligible Market, as applicable) has theretofore publicly announced that the official close of the primary (or “regular”) trading session on the Trading Market (or on such Eligible Market, as applicable) on such Purchase Date shall be earlier than 4:00 p.m., New York City time, on such Purchase Date.

“Intraday VWAP Purchase Percentage” means, with respect to an Intraday VWAP Purchase made pursuant to Section 3.2, the percentage specified by the Fund in the applicable Intraday VWAP Purchase Notice for such Intraday VWAP Purchase, which, for the avoidance of doubt, may exceed 25.0% if agreed to by the Investor with respect to such Intraday VWAP Purchase Notice, for purposes of calculating, among other things, the Intraday VWAP Purchase Maximum Amount, the Intraday VWAP Purchase Share Amount and the Intraday VWAP Purchase Share Volume Maximum, in each case applicable to such Intraday VWAP Purchase.

“Intraday VWAP Purchase Period” shall mean, with respect to an Intraday VWAP Purchase made pursuant to Section 3.2, the period on the Purchase Date for such Intraday VWAP Purchase, beginning at the applicable Intraday VWAP Purchase Commencement Time and ending at the applicable Intraday VWAP Purchase Ending Time on such Purchase Date for such Intraday VWAP Purchase.

“Intraday VWAP Purchase Price” means, with respect to an Intraday VWAP Purchase made pursuant to Section 3.2, the purchase price per Share to be purchased by the Investor in such Intraday VWAP Purchase, equal to the product of (i) the Intraday Multiplier, multiplied by (ii) the VWAP of the Common Shares for the applicable Intraday VWAP Purchase Period on the applicable Purchase Date for such Intraday VWAP Purchase; provided, however, that the calculation of the VWAP for the Common Shares for the Intraday VWAP Purchase Period for an Intraday VWAP Purchase shall exclude each of the following transactions, to the extent they occur during such Intraday VWAP Purchase Period (as applicable): (A) the opening or first purchase of Common Shares at or following the official open of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date, (B) the last or closing sale of Common Shares at or prior to the official close of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date (as applicable), and (C) provided the Fund shall have specified a Limit Order Continue Election in the applicable Intraday VWAP Purchase Notice for such Intraday VWAP Purchase, all sales of Common Shares on the Trading Market (or on such Eligible Market, as applicable) during such Intraday VWAP Purchase Period at a Sale Price that is less than the applicable Intraday VWAP Purchase Minimum Price Threshold for such Intraday VWAP Purchase. For the purposes of this definition, the “Intraday Multiplier” shall be calculated as follows:

A)	if the Intraday VWAP Purchase Share Amount specified in the applicable Intraday VWAP Purchase Notice is equal to or less than five hundred thousand (500,000) shares, 98.25%;

B)	if the Intraday VWAP Purchase Share Amount specified in the applicable Intraday VWAP Purchase Notice is greater than five hundred thousand (500,000) shares, then the Multiplier shall be determined in accordance with the following formula:

For example, if the Intraday VWAP Purchase Share Amount specified in the applicable Intraday VWAP Purchase Notice equals one million (1,000,000) shares, the resulting Multiplier would be 97.625% (i.e., a 2.375% discount to VWAP).

“Intraday VWAP Purchase Share Amount” means, with respect to an Intraday VWAP Purchase made pursuant to Section 3.2, the total number of Shares to be purchased by the Investor in such Intraday VWAP Purchase as specified by the Fund in the applicable Intraday VWAP Purchase Notice for such Intraday VWAP Purchase, which total number of Shares shall not exceed the Intraday VWAP Purchase Maximum Amount applicable to such Intraday VWAP Purchase, taking into account the Intraday VWAP Purchase Percentage specified by the Fund in the applicable Intraday VWAP Purchase Notice for such Intraday VWAP Purchase (and such number of Shares specified by the Fund in the applicable Intraday VWAP Purchase Notice for such Intraday VWAP Purchase shall be subject to automatic adjustment in accordance with Section 3.2 hereof as necessary to give effect to the Intraday VWAP Purchase Maximum Amount limitation applicable to such Intraday VWAP Purchase, taking into account the Intraday VWAP Purchase Percentage specified by the Fund in the applicable Intraday VWAP Purchase Notice for such Intraday VWAP Purchase, as set forth in this Agreement).

“Intraday VWAP Purchase Share Volume Maximum” means, with respect to an Intraday VWAP Purchase made pursuant to Section 3.2, a number of Common Shares equal to the quotient obtained by dividing (i) the Intraday VWAP Purchase Share Amount to be subscribed for and purchased by the Investor in such Intraday VWAP Purchase, by (ii) the Intraday VWAP Purchase Percentage specified by the Fund in the applicable Intraday VWAP Purchase Notice for such Intraday VWAP Purchase.

“Investment Period” shall mean the period commencing on the Commencement Date and expiring on the date this Agreement is subsequently terminated pursuant to Article IX.

“Investor” shall have the meaning assigned to such term in the preamble of this Agreement.

“Investor Party” shall have the meaning assigned to such term in Section 10.1 of this Agreement.

“Issuer Covered Person” shall have the meaning assigned to such term in Section 5.31 of this Agreement.

“IT Systems” shall mean the Software, systems, servers, computers, hardware, firmware, middleware, networks, data communications lines, routers, hubs, switches and all other information technology and telecommunications assets, systems, and equipment, and all associated documentation, in each case, owned, used, held for use, leased, outsourced or licensed by or for the Fund for use in the conduct of their respective businesses as currently conducted.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Knowledge” shall mean the actual knowledge of any of (i) the Fund’s Chairperson and Chief Executive Officer and (ii) the Fund’s Chief Financial Officer and Chief Operating Officer, in each case after reasonable inquiry of all officers, directors and employees of the Fund under such Person’s direct supervision who would reasonably be expected to have knowledge or information with respect to the matter in question.

“Law” shall mean any statute, law (including common law), code, treaty, ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority.

“Limit Order Continue Election” shall have the meaning assigned to such term in the definition of “Intraday VWAP Purchase Ending Time,” which election shall be applicable to an Intraday VWAP Purchase, if such election is specified by the Fund in the applicable Intraday VWAP Purchase Notice for such Intraday VWAP Purchase, and shall be applicable to a VWAP Purchase, if such election is specified by the Fund in the applicable VWAP Purchase Notice for such VWAP Purchase, as the case may be.

“Limit Order Discontinue Election” shall have the meaning assigned to such term in the definition of “Intraday VWAP Purchase Ending Time,” which election shall be applicable to an Intraday VWAP Purchase, if such election is specified by the Fund in the applicable Intraday VWAP Purchase Notice for such Intraday VWAP Purchase, and shall be applicable to a VWAP Purchase, if such election is specified by the Fund in the applicable VWAP Purchase Notice for such VWAP Purchase, as the case may be.

“Material Adverse Effect” shall mean (i) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any effect on the business, operations, properties or financial condition of the Fund that is material and adverse to the Fund, excluding any facts, circumstances, changes or effects, individually or in the aggregate, exclusively and directly resulting from, relating to or arising out of any of the following: (a) changes in conditions in the U.S. or global capital, credit or financial markets generally, including changes in the availability of capital or currency exchange rates, provided such changes shall not have affected the Fund in a materially disproportionate manner as compared to other similarly situated companies, (b) changes generally affecting the industries in which the Fund operates, provided such changes shall not have affected the Fund in a materially disproportionate manner as compared to other similarly situated companies, (c) any effect of the announcement of, or the consummation of the transactions contemplated by, this Agreement and the Registration Rights Agreement on the Fund’s relationships, contractual or otherwise, with bank lenders, (d) changes arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing as of the date hereof, (e) any action taken by the Investor, any of its officers, or the Investor’s Broker-Dealer, or any of such Person’s successors with respect to the transactions contemplated by this Agreement and the Registration Rights Agreement, and (f) the effect of any changes in applicable laws or accounting rules, provided such changes shall not have affected the Fund in a materially disproportionate manner as compared to other similarly situated companies; (ii) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any material adverse effect on the legality, validity or enforceability of any of the Transaction Documents or the transactions contemplated thereby; or (iii) any condition, occurrence, state of facts or event that would, or insofar as reasonably can be foreseen would likely, prohibit or otherwise materially interfere with or delay the ability of the Fund to perform any of its obligations under any of the Transaction Documents to which it is a party.

“Minimum Price” shall mean the lower of: (i) the Official Closing Price immediately preceding the delivery by the Fund of a VWAP Purchase Notice or an Intraday VWAP Purchase Notice (as applicable) under this Agreement and (ii) the average Official Closing Price for the five (5) consecutive Trading Days immediately preceding the delivery by the Fund of a VWAP Purchase Notice or an Intraday VWAP Purchase Notice (as applicable) under this Agreement.

“Material Contracts” shall mean any other Contract that is expressly referred to in or filed or incorporated by reference as an exhibit to a Commission Document or that, if terminated or subject to default by a party thereto would, individually or in the aggregate, have a Material Adverse Effect.

“Money Laundering Laws” shall have the meaning assigned to such term in Section 5.42 of this Agreement.

“New Registration Statement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Notice of Effectiveness” shall have the meaning assigned to such term in Section 11.1(ii) of this Agreement.

“Official Closing Price” shall mean: the official closing price on the Trading Market as reported to the consolidated tape of the Trading Market immediately preceding the delivery by the Fund of a VWAP Purchase Notice or an Intraday VWAP Purchase Notice (as applicable) under this Agreement (and as defined in Section 312.04(j) of the New York Stock Exchange Listed Company Manual).

“PEA Period” shall mean the period commencing at 9:30 a.m., New York City time, on the fifth (5th) Trading Day immediately prior to the filing of any post-effective amendment to the Initial Registration Statement or any New Registration Statement, and ending at 9:30 a.m., New York City time, on the Trading Day immediately following, the Effective Date of such post-effective amendment.

“Permits” shall mean all permits, franchises, exemptions, allocations, filings, waivers, licenses, certificates of authority, authorizations, approvals, registrations and other similar consents issued by or obtained from a Governmental Authority.

“Person” shall mean any person or entity, whether a natural person, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture or Governmental Authority.

“Privacy and Security Requirements” shall mean, to the extent applicable to the Fund any Laws relating to privacy and data security, including laws regulating the processing of Confidential Data, and all policies and procedures applicable to the Fund relating to the privacy, data security and/or the processing of Confidential Data.

“Prospectus” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Prospectus Supplement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Purchase Condition Satisfaction Time” shall have the meaning assigned to such term in Section 8.3.

“Purchase Date” shall mean, (i) with respect to a VWAP Purchase made pursuant to Section 3.1, the Trading Day on which the Investor timely receives, (A) after 6:00 a.m., New York City time, and (B) prior to 9:00 a.m., New York City time, on such Trading Day, a valid VWAP Purchase Notice for such VWAP Purchase in accordance with this Agreement, and (ii) with respect to an Intraday VWAP Purchase made pursuant to Section 3.2, the Trading Day on which the Investor timely receives a valid Intraday VWAP Purchase Notice for such Intraday VWAP Purchase in accordance with this Agreement, (A) after the latest of (X) 10:00 a.m., New York City time, on such Trading Day, if the Fund has not timely delivered a valid VWAP Purchase Notice to the Investor for a VWAP Purchase on such Trading Day, (Y) the VWAP Purchase Ending Time of the VWAP Purchase Period for the VWAP Purchase preceding the applicable Intraday VWAP Purchase Period for such Intraday VWAP Purchase occurring on the same Trading Day as such earlier VWAP Purchase, if the Fund has timely delivered a valid VWAP Purchase Notice to the Investor for a VWAP Purchase on such Trading Day, and (Z) the Intraday VWAP Purchase Ending Time of the Intraday VWAP Purchase Period for the most recent prior Intraday VWAP Purchase, if any, occurring on the same Trading Day as such Intraday VWAP Purchase, and (B) prior to the earlier of (X) 3:00 p.m., New York City time, on such Trading Day for such Intraday VWAP Purchase and (Y) such time that is exactly one (1) hour immediately prior to the official close of the primary (or “regular”) trading session on the Trading Market (or, if the Common Shares are then listed on an Eligible Market, on such Eligible Market) on such Trading Day, if the Trading Market (or such Eligible Market, as applicable) has publicly announced that the official close of the primary (or “regular”) trading session shall be earlier than 4:00 p.m., New York City time, on such Trading Day.

“Purchase Share Delivery Date” shall have the meaning assigned to such term in Section 3.3 of this Agreement.

“Registrable Securities” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Registration Period” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Registration Rights Agreement” shall have the meaning assigned to such term in the recitals hereof.

“Registration Statement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Regulation D” shall have the meaning assigned to such term in the recitals of this Agreement.

“Restricted Party” shall mean the following: (i) any Person on the OFAC list of Specially Designated Nationals and Blocked Persons, List of Foreign Sanctions Evaders, or Sectoral Sanctions Identifications List; (ii) any Person on the Denied Persons List, Unverified List, or the Entity List maintained by the Bureau of Industry and Security of the U.S. Department of Commerce; (iii) any Person on the Debarred List and non-proliferation sanctions lists maintained by the U.S. State Department; (iv) any Person that is, in the aggregate, fifty percent (50%) or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clause (i), (ii) or (iii) so as to subject the Person to sanctions; (v) any Person that is organized, ordinarily resident, or located in a Sanctioned Country; or (vi) any Person on any other list maintained by any relevant Governmental Authority restricting the export of any item to specific individuals, companies or other entities.

“Restricted Period” shall have the meaning assigned to such term in Section 7.9(i) of this Agreement.

“Restricted Person” shall have the meaning assigned to such term in Section 7.9(i) of this Agreement.

“Restricted Persons” shall have the meaning assigned to such term in Section 7.9(i) of this Agreement.

“Rule 144” shall mean Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect.

“Rules and Regulations” means, collectively, the rules and regulations of the Commission under the Acts and the Exchange Act.

“Sale Price” shall mean any trade price for the Common Shares on the Trading Market, or if the Common Shares are then traded on an Eligible Market, on such Eligible Market, as reported by Bloomberg.

“Sanctioned Countries” shall mean any country or region that is the subject or target of a comprehensive embargo administered by the United States (currently the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea and Syria).

“Sanctions” shall have the meaning assigned to such term in Section 5.34 of this Agreement.

“Sarbanes-Oxley Act” shall have the meaning assigned to such term in Section 5.6(c) of this Agreement.

“Section 4(a)(2)” shall have the meaning assigned to such term in the recitals of this Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Shares” shall mean the Common Shares that may be purchased by the Investor under this Agreement pursuant to one or more VWAP Purchase Notices or one or more Intraday VWAP Purchase Notices.

“Short Sales” shall mean “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act.

“Software” shall mean any and all computer software programs and software systems, including all computer software and code (including source code, executable code, and object code), databases and compilations (including any and all data and collections of data, whether machine readable or otherwise), compilers and decompilers, development tools, menus, higher level or “proprietary” languages, templates, macros, user interfaces, report formats, firmware, data files, whether in source code, object code or human readable form, and all documentation and materials (including user manuals, other specifications, training documentation, descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing) and know-how relating to any of the foregoing.

“Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Fund.

“Threshold Price” shall mean $1.00.

“Total Commitment” shall have the meaning assigned to such term in Section 2.1 of this Agreement.

“Trading Day” shall mean any day on which the Trading Market or, if the Common Shares are then listed on an Eligible Market, such Eligible Market is open for “regular” trading, including any day on which the Trading Market (or such Eligible Market, as applicable) is open for “regular” trading for a period of time less than the customary “regular” trading period.

“Trading Market” shall mean the New York Stock Exchange (or any nationally recognized successor thereto).

“Transaction Documents” shall mean, collectively, this Agreement (as qualified by the Commission Documents) and the exhibits hereto, the Registration Rights Agreement, and the exhibits thereto, and each of the other agreements, documents, certificates and instruments entered into or furnished by the parties hereto in connection with the transactions contemplated hereby and thereby.

“Transfer Agent” shall mean Equiniti Trust Company, LLC or any successor thereof as the Fund’s transfer agent.

“Trust Documents” shall have the meaning assigned to such term in Section 5.3 of this Agreement.

“VWAP” means, for the Common Shares for a specified period, the dollar volume-weighted average price for the Common Shares on the Trading Market (or, if the Common Shares are then listed on an Eligible Market, on such Eligible Market), for such period, as reported by Bloomberg through its “AQR” function; provided, however, that (i) the calculation of the dollar volume-weighted average price for the Common Shares for the VWAP Purchase Period for each VWAP Purchase shall exclude each of the following transactions, to the extent they occur during such VWAP Purchase Period (as applicable): (A) the opening or first purchase of Common Shares at or following the official open of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date, (B) the last or closing sale of Common Shares at or prior to the official close of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date (as applicable), and (C) provided the Fund shall have specified a Limit Order Continue Election in the applicable VWAP Purchase Notice for such VWAP Purchase, all sales of Common Shares on the Trading Market (or on such Eligible Market, as applicable) during such VWAP Purchase Period at a Sale Price that is less than the applicable VWAP Purchase Minimum Price Threshold for such VWAP Purchase; and (ii) the calculation of the dollar volume-weighted average price for the Common Shares for the Intraday VWAP Purchase Period for each Intraday VWAP Purchase shall exclude each of the following transactions, to the extent they occur during such Intraday VWAP Purchase Period (as applicable): (A) the opening or first purchase of Common Shares at or following the official open of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date, (B) the last or closing sale of Common Shares at or prior to the official close of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date (as applicable), and (C) provided the Fund shall have specified a Limit Order Continue Election in the applicable Intraday VWAP Purchase Notice for such Intraday VWAP Purchase, all sales of Common Shares on the Trading Market (or on such Eligible Market, as applicable) during such Intraday VWAP Purchase Period at a Sale Price that is less than the applicable Intraday VWAP Purchase Minimum Price Threshold for such Intraday VWAP Purchase.

“VWAP Purchase” shall have the meaning assigned to such term in Section 3.1 of this Agreement.

“VWAP Purchase Commencement Time” shall mean, with respect to a VWAP Purchase made pursuant to Section 3.1, 9:30:01 a.m., New York City time, on the Purchase Date for such VWAP Purchase, or such later time on such Purchase Date publicly announced by the Trading Market (or, if the Common Shares are then listed on an Eligible Market, by such Eligible Market) as the official open of the primary (or “regular”) trading session on the Trading Market (or on such Eligible Market, as applicable) on such Purchase Date.

“VWAP Purchase Ending Time” means, with respect to a VWAP Purchase made pursuant to Section 3.1, the time on the Purchase Date for such VWAP Purchase that is the earliest of: (i) 3:59 p.m., New York City time, on the applicable Purchase Date for such VWAP Purchase, or such earlier time publicly announced by the Trading Market (or, if the Common Shares are then listed on an Eligible Market, by such Eligible Market) as the official close of the primary (or “regular”) trading session on the Trading Market (or on such Eligible Market, as applicable) on such Purchase Date; (ii) immediately at such time following the VWAP Purchase Commencement Time of the VWAP Purchase Period for such VWAP Purchase that the total number (or volume) of Common Shares traded on the Trading Market (or on such Eligible Market, as applicable) during such VWAP Purchase Period has exceeded the applicable VWAP Purchase Share Volume Maximum for such VWAP Purchase (taking into account the VWAP Purchase Percentage specified by the Fund in the applicable VWAP Purchase Notice for such VWAP Purchase); provided, however, that the calculation of the total number (or volume) of Common Shares traded on the Trading Market (or on such Eligible Market, as applicable) during such VWAP Purchase Period shall exclude from such calculation all Common Shares traded in any of the following transactions, to the extent they occur during such VWAP Purchase Period (as applicable): (A) the opening or first purchase of Common Shares at or following the official open of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date, (B) the last or closing sale of Common Shares at or prior to the official close of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date (as applicable), and (C) provided the Fund shall have specified a Limit Order Continue Election in the applicable VWAP Purchase Notice for such VWAP Purchase, all sales of Common Shares on the Trading Market (or on such Eligible Market, as applicable) during such VWAP Purchase Period at a Sale Price that is less than the applicable VWAP Purchase Minimum Price Threshold; and (iii) provided the Fund shall have specified a Limit Order Discontinue Election in the applicable VWAP Purchase Notice for such VWAP Purchase, immediately at such time following the VWAP Purchase Commencement Time of the VWAP Purchase Period for such VWAP Purchase that the Sale Price of any share of Common Shares traded on the Trading Market (or on such Eligible Market, as applicable) during such VWAP Purchase Period is less than the applicable VWAP Purchase Minimum Price Threshold; provided, however, that the determination of whether the Sale Price of any share of Common Shares traded during such VWAP Purchase Period is less than the applicable VWAP Purchase Minimum Price Threshold shall exclude (A) the opening or first purchase of Common Shares at or following the official open of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date and (B) the last or closing sale of Common Shares at or prior to the official close of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date (as applicable).

“VWAP Purchase Maximum Amount” means, with respect to a VWAP Purchase made pursuant to Section 3.1, such number of Common Shares equal to the lesser of: (i) one million (1,000,000) shares, or such greater amount as may be agreed to by the Investor with respect to such VWAP Purchase Notice, not to exceed one million five hundred thousand (1,500,000) shares, and (ii) the product of (A) the VWAP Purchase Percentage specified by the Fund in the applicable VWAP Purchase Notice for such VWAP Purchase, multiplied by (B) the total number (or volume) of Common Shares traded on the Trading Market (or, if the Common Shares are then listed on an Eligible Market, on such Eligible Market) during the VWAP Purchase Period for such VWAP Purchase; provided, however, that the calculation of the total number (or volume) of Common Shares traded on the Trading Market (or on such Eligible Market, as applicable) during such VWAP Purchase Period referred to in clause (ii)(B) above shall exclude from such calculation all Common Shares traded in any of the following transactions, to the extent they occur during such VWAP Purchase Period (as applicable): (1) the opening or first purchase of Common Shares at or following the official open of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date, (2) the last or closing sale of Common Shares at or prior to the official close of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date (as applicable), and (3) provided the Fund shall have specified a Limit Order Continue Election in the applicable VWAP Purchase Notice for such VWAP Purchase, all sales of Common Shares on the Trading Market (or on such Eligible Market, as applicable) during such VWAP Purchase Period at a Sale Price that is less than the applicable VWAP Purchase Minimum Price Threshold.

“VWAP Purchase Minimum Price Threshold” means, with respect to a VWAP Purchase made pursuant to Section 3.1, either (a) the dollar amount specified by the Fund in the applicable VWAP Purchase Notice for such VWAP Purchase as the per share minimum Sale Price threshold to be used in determining whether the event in clause (iii) of the definition of “VWAP Purchase Ending Time” shall have occurred during the applicable VWAP Purchase Period for such VWAP Purchase, if the Fund shall have specified a Limit Order Discontinue Election in the applicable VWAP Purchase Notice for such VWAP Purchase, or (b) the dollar amount specified by the Fund in the applicable VWAP Purchase Notice for such VWAP Purchase as the per share minimum Sale Price threshold to be used in determining the sales of Common Shares during the applicable VWAP Purchase Period that shall be excluded from the calculation of the total number (or volume) of Common Shares traded on the Trading Market (or on such Eligible Market, as applicable) during such VWAP Purchase Period, if the Fund shall have specified a Limit Order Continue Election in the applicable VWAP Purchase Notice for such VWAP Purchase; provided, however, that in each case if the Fund has not specified any such dollar amount as the per share minimum Sale Price threshold in the applicable VWAP Purchase Notice for such VWAP Purchase, then the per share minimum Sale Price threshold to be used in such VWAP Purchase shall be such dollar amount equal to the product of (a) the Closing Sale Price of the Common Shares on the Trading Day immediately preceding the Purchase Date for such VWAP Purchase, multiplied by (b) 0.75.

“VWAP Purchase Notice” means, with respect to a VWAP Purchase made pursuant to Section 3.1, an irrevocable written notice delivered by the Fund to the Investor, and received by the Investor, after 6:00 a.m., New York City time, and prior to 9:00 a.m., New York City time, on the Purchase Date for such VWAP Purchase, specifying the VWAP Purchase Percentage that shall apply to such VWAP Purchase and whether a Limit Order Continue Election or a Limit Order Discontinue Election shall apply to such VWAP Purchase, and directing the Investor to subscribe for and purchase a specified VWAP Purchase Share Amount (such specified VWAP Purchase Share Amount subject to adjustment as set forth in Section 3.1 as necessary to give effect to the applicable VWAP Purchase Maximum Amount for such VWAP Purchase), at the applicable VWAP Purchase Price therefor on such Purchase Date for such VWAP Purchase in accordance with this Agreement.

“VWAP Purchase Percentage” means, with respect to a VWAP Purchase made pursuant to Section 3.1, the percentage specified by the Fund in the applicable VWAP Purchase Notice for such VWAP Purchase, which shall not exceed 25.0%, for purposes of calculating, among other things, the VWAP Purchase Maximum Amount, the VWAP Purchase Share Amount and the VWAP Purchase Share Volume Maximum, in each case applicable to such VWAP Purchase.

“VWAP Purchase Period” shall mean, with respect to a VWAP Purchase made pursuant to Section 3.1, the period on the Purchase Date for such VWAP Purchase, beginning at the applicable VWAP Purchase Commencement Time and ending at the applicable VWAP Purchase Ending Time on such Purchase Date for such VWAP Purchase.

“VWAP Purchase Price” means, with respect to a VWAP Purchase made pursuant to Section 3.1, the purchase price per Share to be purchased by the Investor in such VWAP Purchase, equal to the product of (i) the Multiplier, multiplied by (ii) the VWAP of the Common Shares for the applicable VWAP Purchase Period on the applicable Purchase Date for such VWAP Purchase; provided, however, that the calculation of the VWAP for the Common Shares for the VWAP Purchase Period for a VWAP Purchase shall exclude each of the following transactions, to the extent they occur during such VWAP Purchase Period (as applicable): (A) the opening or first purchase of Common Shares at or following the official open of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date, (B) the last or closing sale of Common Shares at or prior to the official close of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date (as applicable), and (C) provided the Fund shall have specified a Limit Order Continue Election in the applicable VWAP Purchase Notice for such VWAP Purchase, all sales of Common Shares on the Trading Market (or on such Eligible Market, as applicable) during such VWAP Purchase Period at a Sale Price that is less than the applicable VWAP Purchase Minimum Price Threshold for such VWAP Purchase. For the purposes of this definition, the “Multiplier” shall be calculated as follows:

C)	if the VWAP Purchase Share Amount specified in the applicable VWAP Purchase Notice is equal to or less than five hundred thousand (500,000) shares, 98.25%;

D)	if the VWAP Purchase Share Amount specified in the applicable VWAP Purchase Notice is greater than five hundred thousand (500,000) shares, then the Multiplier shall be determined in accordance with the following formula:

For example, if the VWAP Purchase Share Amount specified in the applicable VWAP Purchase Notice equals one million (1,000,000) shares, the resulting Multiplier would be 97.625% (i.e., a 2.375% discount to VWAP).

“VWAP Purchase Share Amount” means, with respect to a VWAP Purchase made pursuant to Section 3.1, the total number of Shares to be purchased by the Investor in such VWAP Purchase as specified by the Fund in the applicable VWAP Purchase Notice for such VWAP Purchase, which total number of Shares shall not exceed the VWAP Purchase Maximum Amount applicable to such VWAP Purchase, taking into account the VWAP Purchase Percentage specified by the Fund in the applicable VWAP Purchase Notice for such VWAP Purchase (and such number of Shares specified by the Fund in the applicable VWAP Purchase Notice for such VWAP Purchase shall be subject to automatic adjustment in accordance with Section 3.1 hereof as necessary to give effect to the VWAP Purchase Maximum Amount limitation applicable to such VWAP Purchase, taking into account the VWAP Purchase Percentage specified by the Fund in the applicable VWAP Purchase Notice for such VWAP Purchase, as set forth in this Agreement).

“VWAP Purchase Share Volume Maximum” means, with respect to a VWAP Purchase made pursuant to Section 3.1, a number of Common Shares equal to the quotient obtained by dividing (i) the VWAP Purchase Share Amount to be subscribed for and purchased by the Investor in such VWAP Purchase, by (ii) the VWAP Purchase Percentage specified by the Fund in the applicable VWAP Purchase Notice for such VWAP.

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

[TO BE FURNISHED SEPARATELY]

EXHIBIT B

CLOSING CERTIFICATE

ELLINGTON CREDIT COMPANY

[●], 2026

The undersigned, the [●] of Ellington Credit Company, a Delaware statutory trust (the “Fund”), delivers this certificate in connection with the Common Share Purchase Agreement, dated as of April 16, 2026 (the “Agreement”), by and among the Fund, Ellington Credit Company Management LLC, a Delaware limited liability company, Ellington Credit Company Administration LLC, a Delaware limited liability company, and Citizens JMP Securities, LLC, a Delaware limited liability company (the “Investor”), and hereby certifies on the date hereof that (capitalized terms used herein without definition have the meanings assigned to them in the Agreement):

1.             Attached hereto as Exhibit A is a true, complete and correct copy of the Certificate of Trust of the Fund, as filed with the Secretary of State of the State of Delaware (the “Certificate of Incorporation”).

2.             Attached hereto as Exhibit B is a true, complete and correct copy of the Declaration of Trust of the Fund, as amended through the date hereof, as filed with the Secretary of State of the State of Delaware (the “Declaration of Trust”). The Declaration of Trust of the Fund has not been further amended or restated, and no document with respect to any amendment to the Declaration of Trust of the Fund has been filed in the office of the Secretary of State of the State of Delaware since the date shown on the face of the state certification relating to the Fund’s Declaration of Trust, which is in full force and effect on the date hereof, and no action has been taken by the Fund in contemplation of any such amendment or the dissolution, merger or consolidation of the Fund.

3.             Attached hereto as Exhibit C is a true and complete copy of the By-Laws of the Fund, as amended and restated through, and as in full force and effect on, the date hereof (the “By-Laws”), and no proposal for any amendment, repeal or other modification to the By-Laws of the Fund has been taken or is currently pending before the Board of Trustees or shareholders of the Fund.

4.             No proceedings looking toward the liquidation or dissolution of the Fund have been taken or are pending, nor have the directors or shareholders of the Fund taken any steps to authorize or institute any of the foregoing.

5.             The Board of Trustees of the Fund has approved the transactions contemplated by the Transaction Documents; said approval has not been amended, rescinded or modified and remains in full force and effect as of the date hereof. Attached hereto as Exhibit D are true, correct and complete copies of the resolutions duly adopted by the Board of Trustees of the Fund on [•], 2026.

6.             The following persons are duly elected, qualified and acting officers of the Fund holding the offices set forth opposite their respective names below, have the corporate authorization to act on behalf of the Fund in such capacities and to execute and deliver the Purchase Agreement and all documents and instruments executed and delivered in connection therewith, and the signature set forth opposite each name is the authentic signature of such officer:

Name	Title	Signature
Laurence E. Penn	Chief Executive Officer & President	(See attached)
Christopher Smernoff	Chief Financial Officer	(See attached)
JR Herlihy	Chief Operating Officer	(See attached)
Alaael-Deen Shilleh	Associate General Counsel & Secretary	(See attached)

7.             Each person who, as an officer of the Fund, or as attorney-in-fact of an officer of the Fund, signed the Transaction Documents to which the Fund is a party, was duly elected, qualified and acting as such officer or duly appointed and acting as such attorney-in-fact, and the signature of each such person appearing on any such document is his genuine signature.

8.             Each person who, as director or officer of the Fund or attorney-in-fact of such director or officer, signed (a) the Registration Statement or any power of attorney pursuant to which the Registration Statement was signed, (b) the Purchase Agreement, and (c) any other document delivered prior hereto or on the date hereof in connection with the transactions described in the Purchase Agreement, was, at the respective times of such signing and delivery, and, in the case of the documents referred to under clause (a) above, at the times of filing, duly elected or appointed, qualified and acting as such director or officer or duly appointed and acting as such attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

9.             The Purchase Agreement is substantially in the form approved by the Fund’s Board of Trustees and has been duly authorized, executed and delivered by the Fund.

10.           Except for any such records that are labeled or have otherwise been reasonably identified as drafts, the corporate records of the Fund that have been made available to counsel for the Investor are true and complete copies thereof, and have not been modified or revoked, are in full force and effect.

Dechert LLP, special counsel to the Fund, is entitled to rely on this certificate in connection with the opinion given by such firm pursuant to Section 8.2 of the Purchase Agreement or otherwise.

IN WITNESS WHEREOF, I have signed my name as of the date first above written.

Name: Alaael-Deen Shilleh
Title: Associate General Counsel & Secretary

I, Christopher Smernoff, Chief Financial Officer of the Fund, do hereby certify as of the date first written above that Alaael-Deen Shilleh is the duly elected, qualified and acting Associate General Counsel & Secretary of the Fund and that the signature of Alaael-Deen Shilleh set forth above is his genuine signature.

Name: Christopher Smernoff
Title: Chief Financial Officer

Ellington Credit Company

Incumbency Certificate

Name	Title	Signature

Laurence E. Penn	Chief Executive Officer & President

Christopher Smernoff	Chief Financial Officer

JR Herlihy	Chief Operating Officer

Alaael-Deen Shilleh	Associate General Counsel & Secretary

EXHIBIT C

CLOSING CERTIFICATE

ELLINGTON CREDIT COMPANY MANAGEMENT LLC

[●], 2026

The undersigned, the Chief Executive Officer of Ellington Credit Company Management LLC, a Delaware limited liability company (the “Adviser”), delivers this certificate in connection with the Common Share Purchase Agreement, dated as of April 16, 2026 (the “Agreement”), by and among the Adviser, Ellington Credit Company, a Delaware statutory trust, Ellington Credit Company Administration LLC, a Delaware limited liability company, and Citizens JMP Securities, LLC, a Delaware limited liability company (the “Investor”), and hereby certifies on the date hereof that (capitalized terms used herein without definition have the meanings assigned to them in the Agreement):

1.             Attached hereto as Exhibit A is a true, complete and correct copy of the Certificate of Formation of the Adviser, as amended through the date hereof, as filed with the Secretary of State of the State of Delaware (the “Certificate of Formation”). The Certificate of Formation of the Adviser has not been further amended or restated, and no document with respect to any amendment to the Certificate of Formation of the Adviser has been filed in the office of the Secretary of State of the State of Delaware since the date shown on the face of the state certification relating to the Adviser’s Certificate of Formation, which is in full force and effect on the date hereof, and no action has been taken by the Adviser in contemplation of any such amendment or the dissolution, merger or consolidation of the Adviser.

2.             Attached hereto as Exhibit B is a true and complete copy of the limited liability company operating agreement of the Adviser, as amended and restated through, and as in full force and effect on, the date hereof (the “Operating Agreement”), and no proposal for any amendment, repeal or other modification to the Operating Agreement has been taken or is currently pending before the members of the Adviser.

3.             No proceedings looking toward the liquidation or dissolution of the Adviser have been taken or are pending, nor have the members of the Adviser taken any steps to authorize or institute any of the foregoing.

4.             The following persons are duly elected, qualified and acting officers of the Adviser holding the offices set forth opposite their respective names below, have the corporate authorization to act on behalf of the Adviser in such capacities and to execute and deliver the Purchase Agreement and all documents and instruments executed and delivered in connection therewith, and the signature set forth opposite each name is the authentic signature of such officer:

Name	Title	Signature
Laurence E. Penn	Chief Executive Officer	(See attached)
Christopher Smernoff	Chief Financial Officer	(See attached)

5.             Each person who, as an officer of the Adviser, or as attorney-in-fact of an officer of the Adviser, signed the Transaction Documents to which the Adviser is a party, was duly elected, qualified and acting as such officer or duly appointed and acting as such attorney-in-fact, and the signature of each such person appearing on any such document is his genuine signature.

6.             The Purchase Agreement has been duly authorized, executed and delivered by the Adviser.

Dechert LLP, special counsel to the Adviser, is entitled to rely on this certificate in connection with the opinion given by such firm pursuant to Section 8.2 of the Purchase Agreement or otherwise.

IN WITNESS WHEREOF, I have signed my name as of the date first above written.

Name: Laurence E. Penn
Title: Chief Executive Officer

I, Christopher Smernoff, Chief Financial Officer of the Adviser, do hereby certify as of the date first written above that Laurence E. Penn is the duly elected, qualified and acting Chief Executive Officer of the Adviser and that the signature of Laurence E. Penn set forth above is his genuine signature.

Name: Christopher Smernoff
Title: Chief Financial Officer

Ellington Credit Company Management LLC

Incumbency Certificate

Name	Title	Signature

Laurence E. Penn	Chief Executive Officer

Christopher Smernoff	Chief Financial Officer

EXHIBIT D

CLOSING CERTIFICATE

ELLINGTON CREDIT COMPANY ADMINISTRATION LLC

[●], 2026

The undersigned, the Chief Executive Officer of Ellington Credit Company Administration LLC, a Delaware limited liability company (the “Administrator”), delivers this certificate in connection with the Common Share Purchase Agreement, dated as of April 16, 2026 (the “Agreement”), by and among the Administrator, Ellington Credit Company, a Delaware statutory trust, Ellington Credit Company Management LLC, a Delaware limited liability company, and Citizens JMP Securities, LLC, a Delaware limited liability company (the “Investor”), and hereby certifies on the date hereof that (capitalized terms used herein without definition have the meanings assigned to them in the Agreement):

1.             Attached hereto as Exhibit A is a true, complete and correct copy of the Certificate of Formation of the Administrator, as amended through the date hereof, as filed with the Secretary of State of the State of Delaware (the “Certificate of Formation”). The Certificate of Formation of the Administrator has not been further amended or restated, and no document with respect to any amendment to the Certificate of Formation of the Administrator has been filed in the office of the Secretary of State of the State of Delaware since the date shown on the face of the state certification relating to the Administrator’s Certificate of Formation, which is in full force and effect on the date hereof, and no action has been taken by the Administrator in contemplation of any such amendment or the dissolution, merger or consolidation of the Administrator.

2.             Attached hereto as Exhibit B is a true and complete copy of the limited liability company operating agreement of the Administrator, as amended and restated through, and as in full force and effect on, the date hereof (the “Operating Agreement”), and no proposal for any amendment, repeal or other modification to the Operating Agreement has been taken or is currently pending before the members of the Administrator.

3.             No proceedings looking toward the liquidation or dissolution of the Administrator have been taken or are pending, nor has the member of the Administrator taken any steps to authorize or institute any of the foregoing.

4.             The following persons are duly elected, qualified and acting officers of the Administrator holding the offices set forth opposite their respective names below, have the corporate authorization to act on behalf of the Administrator in such capacities and to execute and deliver the Purchase Agreement and all documents and instruments executed and delivered in connection therewith, and the signature set forth opposite each name is the authentic signature of such officer:

Name	Title	Signature
Laurence E. Penn	Chief Executive Officer	(See attached)
Christopher Smernoff	Chief Financial Officer	(See attached)

5.             Each person who, as an officer of the Administrator, or as attorney-in-fact of an officer of the Administrator, signed the Transaction Documents to which the Administrator is a party, was duly elected, qualified and acting as such officer or duly appointed and acting as such attorney-in-fact, and the signature of each such person appearing on any such document is his genuine signature.

6.             The Purchase Agreement has been duly authorized, executed and delivered by the Administrator.

Dechert LLP, special counsel to the Administrator, is entitled to rely on this certificate in connection with the opinion given by such firm pursuant to Section 8.2 of the Purchase Agreement or otherwise.

IN WITNESS WHEREOF, I have signed my name as of the date first above written.

Name: Laurence E. Penn
Title: Chief Executive Officer

I, Christopher Smernoff, Chief Financial Officer of the Administrator, do hereby certify as of the date first written above that Laurence E. Penn is the duly elected, qualified and acting Chief Executive Officer of the Administrator and that the signature of Laurence E. Penn set forth above is her genuine signature.

Name: Christopher Smernoff
Title: Chief Financial Officer

Ellington Credit Company Administration LLC

Incumbency Certificate

Name	Title	Signature

Laurence E. Penn	Chief Executive Officer

Christopher Smernoff	Chief Financial Officer

EXHIBIT E

COMPLIANCE CERTIFICATE

The undersigned, the [●] of Ellington Credit Company, a Delaware statutory trust (the “Fund”), delivers this certificate in connection with the Common Share Purchase Agreement, dated as of April 16, 2026 (the “Agreement”), by and among the Company, Ellington Credit Company Management LLC, a Delaware limited liability company, Ellington Credit Company Administration LLC, a Delaware limited liability company, and Citizens JMP Securities, LLC, a Delaware limited liability company (the “Investor”), and hereby certifies on the date hereof that, to the best of his knowledge after reasonable investigation, on behalf of the Fund (capitalized terms used herein without definition have the meanings assigned to them in the Agreement):

1.             The undersigned is the duly appointed [●] of the Fund.

2.             The representations and warranties of the Fund set forth in Article V of the Agreement and the Registration Rights Agreement (i) that are not qualified by “materiality” or “Material Adverse Effect” are true and correct in all material respects as of [the Commencement Date][the date hereof] with the same force and effect as if made on [the Commencement Date][the date hereof], except to the extent such representations and warranties are as of another date, in which case, such representations and warranties are true and correct in all material respects as of such other date and (ii) that are qualified by “materiality” or “Material Adverse Effect” are true and correct as of [the Commencement Date][the date hereof] with the same force and effect as if made on [the Commencement Date][the date hereof], except to the extent such representations and warranties are as of another date, in which case, such representations and warranties are true and correct as of such other date.

3.             The Fund has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Fund [at or prior to Commencement][on or prior to the date hereof].

4.             As of [the Commencement Date][the date hereof], the Fund does not possess any material non-public information.

5.             No stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus under the Securities Act has been issued and no proceedings for such purpose or pursuant to Section 8A of the Securities Act are pending before or, to the Knowledge of the Fund, threatened by the Commission.

6.             As of [the Commencement Date][the date hereof], the aggregate market value of the Fund’s Common Shares held by non-affiliates is $[●], which is based on [●] Common Shares outstanding held by non-affiliates and a price of $[●] per share, the closing price of the Common Shares on the New York Stock Exchange on [●], 20[●].

The undersigned has executed this Certificate this [●] day of [●], 20[●].

By:

Name:

Title:

E-1